UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BEL FUSE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

BEL FUSE INC.

TO BE HELD TUESDAY, MAY 27, 2025

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Bel Fuse Inc. (“Bel” or the “Company”) will be held on Tuesday, May 27, 2025, at 11:00 a.m. Eastern Time. Our Board of Directors has determined to hold the Annual Meeting online in a virtual meeting format by remote communication, via live audio webcast. The virtual webcast meeting will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote shares electronically during the meeting. Shareholders who wish to attend the virtual meeting may register at https://www.cstproxy.com/belfuse/2025 using the control number provided on your Notice of Internet Availability of Proxy Materials.

The Annual Meeting will be held for the following purposes:

1.	To elect four directors for three-year terms as described in the proxy statement.

2.	To ratify the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2025.

3.	To approve, on an advisory basis, the executive compensation of the Company’s Named Executive Officers as described in the proxy statement.

4.	To consider and act upon other matters which may properly come before the meeting and/or any adjournment(s) or postponement(s) thereof.

If you are a Class A shareholder of record, you can vote by following the instructions in your Notice of Internet Availability of Proxy Materials (“E-Proxy Notice” or the “Notice”).

The E-Proxy Notice, which contains instructions on how to access the notice of annual meeting, proxy statement and annual report on the Internet and, for Class A shareholders of record, how to execute your proxy and vote your shares, is first being mailed to holders of our common stock on or about April 11, 2025.  This notice also contains instructions on how to request a paper copy of the proxy materials.

The Board of Directors has fixed the close of business on April 1, 2025 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  As described in the accompanying proxy materials, holders of record of our Class A Common Stock as of the close of business on April 1, 2025 will be able to vote and ask questions during the Annual Meeting.

We thank you for your interest in our Company and look forward to your participation at our Annual Meeting.

By Order of the Board of Directors

LYNN HUTKIN, Secretary

West Orange, New Jersey

April 11, 2025

__________________

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE AT THE MEETING.

THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY’S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES.  HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 27, 2025:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2025 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and proxy card are available on the Internet at https://www.cstproxy.com/belfuse/2025

BEL FUSE INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 27, 2025

This proxy statement is being furnished to the holders of the Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), of Bel Fuse Inc. (“Bel” or the “Company”), a New Jersey corporation with its principal executive offices at 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournment(s) or postponement(s) thereof.  The Annual Meeting will be held on Tuesday, May 27, 2025 at 11:00 a.m. Eastern Time.

The Board of Directors has opted, as with the 2024 Annual Meeting of Shareholders, to conduct a virtual-only Annual Meeting which will be held online by remote communication. The Board first adopted a virtual format in 2020, and, based on the success of the virtual format used for each Annual Meeting held since 2020, the Board has again determined to utilize the virtual annual meeting format. The Board believes that the virtual format provides greater access for shareholders to participate in the Annual Meeting as compared to an in-person meeting held in one geographic location. The virtual meeting format enables consistent opportunities for all shareholders, regardless of their geographic location, to attend the Annual Meeting, thereby facilitating the potential for greater shareholder attendance and engagement. The virtual webcast meeting will afford shareholders the same rights and access as if the meeting were held in person, including the ability to vote Class A shares electronically during the meeting.

You may register for the virtual meeting by visiting https://www.cstproxy.com/belfuse/2025 using the control number provided on your E-Proxy Notice. A Notice of Internet Availability of Proxy Materials (“E-Proxy Notice” or “Notice”) is first being sent to shareholders on or about April 11, 2025.

The Board of Directors has fixed the close of business on April 1, 2025 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting. As described in the proxy materials, holders of record of our Class A Common Stock, as of the close of business on April 1, 2025 will be able to vote and ask questions during the Annual Meeting. If you are a Class A shareholder of record, you can vote by following the instructions in your E-Proxy Notice.

This proxy statement is also furnished to the holders of Bel’s Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). As a result, pursuant to the E-Proxy Notice which is first being sent to shareholders on or about April 11, 2025 as described above, we are furnishing this proxy statement to shareholders and, as to holders of the Class A Common Stock, the form of proxy. As used in the remainder of this proxy statement, unless otherwise indicated, the term “shareholders” shall refer to the holders of Bel’s Class A Common Stock.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are relying upon a U.S. Securities and Exchange Commission (the “SEC”) rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 11, 2025, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report on Form 10-K, over the Internet and how to vote your shares of Class A Common Stock. Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of our Annual Meeting.  However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares of Class A Common Stock, and links to the Proxy Statement and the Annual Report on Form 10-K on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K, and, as to holders of Class A Common Stock, the proxy card, are enclosed.

If you hold our Class A Common Stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of Class A Common Stock.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on May 27, 2025:

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2025 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and proxy card are available on the Internet at

https://www.cstproxy.com/belfuse/2025

About the Annual Meeting

Q:     What matters will be voted on at the Annual Meeting?

A:     You will be asked to vote on the following proposals:

1.	The election of four directors for three-year terms as described in the proxy statement.

2.	The ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2025.

3.	Approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers as described in the proxy statement.

4.	Action on any other business as may properly come before the meeting and/or any adjournment(s) or postponement(s) thereof.

Q:     How are the proxy materials being delivered?

A:     The Notice of 2025 Annual Meeting of Shareholders, this Proxy Statement, the Company’s 2024 Annual Report on Form 10-K and the proxy card (or voting instruction form) are referred to as our “proxy materials.”  Pursuant to the rules of the SEC, we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice” or “Notice”), which provides general information about the Annual Meeting; the matters to be voted on at the Annual Meeting; the website where our proxy statement and annual report are available for review, downloading and printing; and for our Class A shareholders, instructions on how to submit proxy votes.

To request paper copies of, or an e-mail with links to the electronic versions of, the proxy materials for the Annual Meeting or future annual meetings, please contact us on or before May 16, 2025 to facilitate a timely delivery in one of the following manners:

1.	Internet - Go to https://www.cstproxy.com/belfuse/2025. Follow the instructions to log in and request paper or e-mail copies.

2.	Telephone - Call Continental Stock Transfer’s toll-free number, 1-888-266-6791, using a touch-tone telephone. Follow the instructions to log in and request paper or e-mail copies.

3.

E-mail - Send an e-mail to proxy@continentalstock.com with “Bel Fuse Inc. material request” in the subject line. The e-mail must include:

(a) The 12-digit control number located in the box in the upper right-hand corner on the front of the E-Proxy Notice.

(b) Your preference to receive printed materials via mail or to receive an e-mail with links to the electronic materials.

(c) If you choose e-mail delivery, you must include an e-mail address.

(d) If you would like this election to apply to the delivery of materials for all future meetings, write the word “Permanent” and include the last four digits of your social security number or tax ID number in the e-mail.

Q:    How can I attend the Annual Meeting?

A:    To participate in the Annual Meeting by voting and/or asking questions, record and beneficial owners of our Class A Common Stock should visit https://www.cstproxy.com/belfuse/2025. Shareholders of record can enter the 12-digit control number included on your E-Proxy Notice (or on your proxy card, if you requested delivery of paper materials). If you do not have your control number, you may contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com.  Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact Continental Stock Transfer at least 72 hours in advance of the Annual Meeting to obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer at the above-noted phone number or e-mail address to have a control number generated.  Interested persons may also access the Annual Meeting (listen-only) by dialing +1 800-450-7155 (toll-free) within the United States and Canada or by dialing +1 857-999-9155 (standard rates apply) outside the United States and Canada.  The passcode for telephone access is 0738124#.

For Class A shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting; if you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 917-262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on May 27, 2025, and will remain available until the meeting has ended.

For purposes of this proxy statement, presence in person at the Annual Meeting will mean participation in the Annual Meeting virtually by remote communications.

Q:     What is the record date for the Annual Meeting, and who is entitled to vote at the Annual Meeting?

A:     The Board of Directors has fixed the close of business on April 1, 2025 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting. As described in the proxy materials, holders of record of our Class A Common Stock as of the close of business on April 1, 2025 will be able to vote and ask questions during the Annual Meeting. If you are a Class A shareholder of record, you can vote by following the instructions in your E-Proxy Notice.

This proxy statement is also furnished to the holders of Bel’s Class B Common Stock for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation.

See also the Q&A captioned “What constitutes a quorum for purposes of the Annual Meeting, what vote is required to approve each proposal, how are votes counted, what are broker non-votes, and what shares are entitled to vote?”, below.

Q:     How do I vote my shares?

A:     If you are a Class A shareholder of record, you can vote by:

●

Internet - If you wish to vote using the Internet, you can access the webpage at https://www.cstproxy.com/belfuse/2025 and follow the on-screen instructions or scan the QR code on your E-Proxy Notice with your smartphone. Please have your E-Proxy Notice or proxy card available when you access the webpage. If you vote on the Internet before the Annual Meeting, you do not need to return your proxy card or voting instruction card. Internet voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 26, 2025.

●

Mail - The E-Proxy Notice provides instructions on how you can request a paper copy of the proxy materials. If you have received a paper proxy card and wish to vote by mail, please sign your name exactly as it appears on your proxy card, date and mail your proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States. Please mail in time to be received by May 26, 2025 at 5:00 pm Eastern Time.

●

At the Virtual Meeting - You may attend the Annual Meeting virtually and once logged in, you will be able to vote online during the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to attend and vote at the meeting, as described below. If you submit a proxy and then wish to change or vote at the virtual meeting, you will need to revoke the proxy that you have submitted, as described below.

For Class A shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting; if you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 917-262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on May 27, 2025, and will remain available until the meeting has ended.

For purposes of this proxy statement, presence in person at the Annual Meeting will mean participation in the Annual Meeting virtually by remote communications.

Q:     How do I vote my shares if they are registered in the name of my broker (or “street name”)?

A:     If your Class A shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” You should have received proxy materials and voting instructions from your broker, bank or other agent rather than directly from us. You should follow the instructions provided by that organization to ensure that your vote is counted.

If you wish to vote at the Annual Meeting, you must first obtain a valid, legal proxy from your broker, bank or other agent.  You may also contact Continental Stock Transfer at least 72 hours in advance of the Annual Meeting for assistance in obtaining a legal proxy.  Once you have your legal proxy, contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com to have a control number generated.

Q:     Can I change my vote after I return my proxy card?  What if I return my signed proxy card but do not provide instructions on how to vote?

A:     A form of proxy is furnished for use at the Annual Meeting if a shareholder is unable to attend the meeting by participating virtually. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting by participating virtually and vote online during the meeting whether or not he or she has previously given a proxy.  All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted “FOR” the Board’s nominees to the Board of Directors, “FOR” the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2025, and “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers. With respect to any other matters that properly come before our Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:     Who will bear the costs of soliciting proxies?

A:     The entire cost of soliciting these proxies will be borne by Bel. In following up on the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Q:     How does the Board recommend that I vote my shares?

A:     The Board of Directors recommends that you vote “FOR” the Board’s nominees, “FOR” the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2025, and “FOR” the approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers. With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the date of this proxy statement, the Board of Directors had no knowledge of any business other than the proposals described in this proxy statement that would be presented for consideration at the Annual Meeting.

Q:   What constitutes a quorum for purposes of the Annual Meeting, what vote is required to approve each proposal, how are votes counted, what are broker non-votes, and what shares are entitled to vote?

A:    The presence via participation in the virtual webcast meeting or by proxy of holders of a majority of the outstanding shares of the Company’s Class A Common Stock will constitute a quorum for the transaction of business at the Company’s Annual Meeting.

Assuming that a quorum is present, the election of directors (Proposal 1) will be determined by plurality vote of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting (which means that the nominees who receive the most votes will be elected). You may vote either FOR the respective nominees or WITHHOLD your vote from the respective nominees. Votes that are withheld will not be included in the vote tally for the election of the director. Banks, brokers or other nominees do not have discretionary authority to vote on this matter. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote on Proposal 1. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors. Please see the further discussion in this Q&A below regarding broker non-votes.

Approval of Proposal 2 (ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2025) will require the affirmative vote of a majority of the votes cast with respect to such proposal. Proposal 2 is generally considered to be a “routine” matter which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no broker non-votes are expected to occur on Proposal 2. We are not required to obtain the approval of our shareholders to select our independent registered public accounting firm. However, if our shareholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025, the Audit Committee of our Board of Directors values the opinion of our shareholders and will reconsider its appointment, taking the results of this vote into consideration.

With respect to Proposal 3, the affirmative vote of a majority of the votes cast will constitute the shareholders' non-binding approval of the advisory vote on our Named Executive Officers' compensation. Proposal 3 is generally not considered to be a “routine” matter which means that banks, brokers or other nominees do not have discretionary authority to vote on this matter. Accordingly, broker non-votes will occur on this proposal.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast “for” or “against” will be included. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting. As a result, abstentions and broker non-votes, if any, on Proposals 2 and 3, will not affect the outcome of the votes on these proposals.

Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the rules of which govern broker voting), but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. A broker non-vote occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are generally not considered to be a “routine” matter and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal 2) is generally considered to be a “routine” matter, and hence your brokerage firm may be able to vote on Proposal 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

Holders of record of the Class A Common Stock at the close of business on April 1, 2025 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,115,263 shares of Class A Common Stock outstanding.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial owners of more than five percent (5%) of our voting securities known by the Company.

The Company’s management is not aware of any individual or entity that owned of record or beneficially more than 5% of the Class A Common Stock as of the record date other than Daniel Bernstein, GAMCO, Christopher F. Bennett and JPMorgan Chase & Co. Daniel Bernstein is President, Chief Executive Officer and a Director of the Company. The business address for Daniel Bernstein is 300 Executive Drive, Suite 300, West Orange, New Jersey 07052. The table below provides information regarding the beneficial ownership of Class A Common Stock by GAMCO, Christopher F. Bennett and JPMorgan Chase & Co. For information regarding the number of shares of our common stock beneficially owned by Daniel Bernstein, see “Election of Directors - Beneficial Ownership of the Company’s Stock”.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by that person or entity.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership (Number of Shares)	Percent of Class
Class A Common Stock	Brown Advisory Inc. 901 South Bond Street Suite #400 Baltimore, MD 21231	144,475(1)	6.8%
Class A Common Stock	Christopher F. Bennett 30 Chatham Road P.O. Box 216 Short Hills, NJ 07078	128,739(2)	6.1%
Class A Common Stock	GAMCO Investors, Inc. et al. One Corporate Center Rye, NY 10580-1435	155,438(3)	7.3%
Class A Common Stock	JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	107,560(4)	5.1%

1.

Pursuant to a filing made by Brown Advisory Incorporated (a parent holding company), Brown Investment Advisory & Trust Company (a bank) and Brown Advisory LLC (a registered investment adviser) with the SEC on April 23, 2024, which reflects the CUSIP of the Class B Common Stock but which the Company understands to be reporting such entities’ beneficial ownership in the Class A Common Stock, Brown Advisory Incorporated is the beneficial owner of the shares listed above as the result of acting as investment advisor to its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. According to such filing, Brown Advisory Incorporated has the sole power to vote or to direct the vote of 143,939 shares and has shared power to dispose or to direct the disposition of 144,475 shares. The shares represented 6.8% of the outstanding shares.

2.

Pursuant to a filing made by Christopher F. Bennett with the SEC on March 3, 2023, Christopher F. Bennett is the beneficial owner of the shares listed above and who has the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.  Such shares represented 6.1% of the outstanding shares.

3.

Pursuant to a filing made by GAMCO with the SEC on February 20, 2025, Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer beneficially own 155,438 shares of Class A Common Stock. The filing discloses that the beneficial ownership of two of such investment companies is as follows: Gabelli Funds, LLC: 68,700 shares (or 3.2% based on the outstanding Class A shares) and GAMCO Asset Management Inc.: 86,738 shares (or 4.1% based on the outstanding Class A shares). According to such filing, each of the Reporting Persons and Covered Persons (as defined in the filing) has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 1,138 of its reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Bel held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Bel and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund's shares, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMCO Investors, Inc., Associated Capital Group, Inc. and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other Reporting Persons. Such shares in the aggregate represented 7.4% of the outstanding shares.

4.

Pursuant to a filing made by JPMorgan Chase & Co. with the SEC on February 10, 2025, JPMorgan Chase & Co., a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. According to such filing, JPMorgan Chase & Co. has the sole power to vote or to direct the vote of 91,905 shares and has the sole power to dispose or to direct the disposition of 107,560 shares. The shares represented 5.1% of the outstanding shares.

Proposal 1

ELECTION OF DIRECTORS

Our Nominees and Continuing Directors

Under our Amended and Restated Certificate of Incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. The directors hold office for staggered terms of three years (and until their successors are elected and qualified, or until their earlier death, resignation, or removal). One of the three classes is elected each year to succeed the directors whose terms are expiring.

As of the date of this proxy statement, the Board currently consists of nine directors. As previously announced, on February 3, 2025, the Board approved the expansion of the Board to ten directors and the appointment of Farouq Tuweiq as a director on the Board in the class of directors whose terms expire at the Annual Meeting, with such expansion and appointment to be effective as of the date of the Annual Meeting. Mr. Tuweiq has also been nominated by our Board for election as a director for a full three-year term at Annual Meeting. Therefore, at the Annual Meeting, the holders of the Class A Common Stock will elect four directors for three-year terms expiring at our 2028 annual meeting of shareholders, as further described below. As described below, Mr. Tuweiq has been appointed Bel’s successor President and Chief Executive Officer, effective immediately following the Annual Meeting.

Our Board and the Nominating and ESG Committee believe that each of our nominees brings a strong and diverse set of skills, experiences and perspectives that, when combined with the other continuing directors, creates a high-performing Board that is aligned with our business strategy and contributes to the effective oversight of Bel Fuse. The ages, principal occupations and other information about our nominees and continuing directors are shown below.

The Board of Directors, upon the recommendation of the Nominating and ESG Committee, has nominated Daniel Bernstein, Peter Gilbert, Vincent Vellucci and Farouq Tuweiq for election as directors at the Annual Meeting, each for a term of office expiring in 2028. Each of the Board’s nominees has consented to be named in this proxy statement and to serve as a director if elected.

The four nominees contribute significantly to our Board, including as follows:

●

Daniel Bernstein has significant experience leading Bel and its operations. He has led the Company as President (since June 1992) and Chief Executive Officer (since May 2001). He also held various senior leadership positions within the Company including Vice President of Operations and Director of Sales for the Fuse Division. As previously announced, Mr. Bernstein will be stepping down from his positions as President and Chief Executive Officer effective immediately following the Annual Meeting, and subject to his reelection as a director at the Annual Meeting, the Board has approved Mr. Bernstein’s appointment as Non-Executive Chairman of the Board, effective on the date of the Annual Meeting.

●	Peter Gilbert has served as a President and Chief Executive Officer of Gilbert Manufacturing Co. Inc. (a manufacturer of electrical components).
●

Vincent Vellucci has significant experience leading and managing various divisions for a multi-billion public company that specializes in distribution and value-added services for original equipment manufacturers in the electronic components industry through this former role as President of Americas Components at Arrow Electronics, Inc.

●

Farouq Tuweiq has significant experiencing in leading the finance department as Bel’s Chief Financial Officer and Company Treasurer since 2021. As previously announced, the Board has appointed Mr. Tuweiq as the Company’s successor President and Chief Executive Officer, effective immediately following the Annual Meeting. Mr. Tuweiq has extensive experience in auditing, and advising public, private equity-backed and privately held companies on merger and acquisitions and capital raising from his career spanning from big four accounting firms to investment banking practices at BMO Capital Markets.

In light of Mr. Tuweiq’s upcoming elevation to the President and Chief Executive Officer role effective immediately following the Annual Meeting, it is anticipated that Mr. Tuweiq will vacate his current role as Chief Financial Officer (principal financial officer) concurrently with his assumption of the President and Chief Executive Officer role effective immediately following the Annual Meeting, with the Board having initiated a search process to identify a successor Chief Financial Officer (principal financial officer) for the Company.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

Unless a shareholder either indicates “withhold authority” on his or her proxy or indicates on his or her proxy that his or her shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute or substitutes for said nominees if any of them, for any reason presently unknown, cannot be a candidate for election.

The following sets forth information as of April 1, 2024 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting; unless otherwise indicated, business and professional positions have been held for more than five years.

NOMINEES FOR DIRECTORS FOR A TERM TO EXPIRE AT THE 2028 ANNUAL MEETING

Name	Age	Director Since	Business Experience and Qualifications
Daniel Bernstein Committees: ● Executive	71	1986

Business Experience:

●         President (June 1992 to present) and Chief Executive Officer (May 2001 to present) of the Company.

●         Vice President (1985-1992) and Treasurer (1986-1992) of the Company.

●         As described above, subject to his reelection at the Annual Meeting, the Board has approved Mr. Bernstein’s appointment as Non-Executive Chairman of the Board, effective on the date of the Annual Meeting.

Qualifications:

Mr. Bernstein’s knowledge of Bel and its operations, gained over his 47 years of service to the Company, and the leadership he has demonstrated as President (since June 1992), Chief Executive Officer (since May 2001) and through his prior positions with the Company as Vice President of Operations and Director of Sales for the Fuse Division, coupled with his achievement of an MBA degree from Baruch College, led the Board to conclude that Mr. Bernstein should serve as a director of the Company.

Name	Age	Director Since	Business Experience and Qualifications
Peter Gilbert Committees: ● Audit ● Compensation	77	1987

Business Experience:

●         Retired; Former President and Chief Executive Officer of Gilbert Manufacturing Co., Inc. (a manufacturer of electrical components).

Qualifications:

Mr. Gilbert’s experience in the Company’s industry, as president and chief executive officer and a director of his own electrical components manufacturing business, his knowledge of Bel gained through his service as a director of the Company since 1987, his experience gained by serving as a director on various other boards, and his achievement of an MBA degree from Columbia University led the Board to conclude that Mr. Gilbert should serve as a director of the Company.

Name	Age	Director Since	Business Experience and Qualifications
Vincent Vellucci Committees: ● Executive ● Nominating and ESG	75	2016

Business Experience:

●         Retired; formerly held various positions at Arrow Electronics, Inc. (a $33 billion global distributor of electrical components) for over 45 years, through January 2014, including President of Arrow’s Global Specialty Businesses Division (January 2013 to January 2014) and President of Arrow’s Americas Components Division (March 2010 through January 2013).

Qualifications:

Mr. Vellucci has over 45 years of experience at Arrow Electronics, most recently serving as President of Arrow’s Global Specialty Businesses and prior to that position, as President of Americas Components where he was responsible for restructuring the Americas Electronics Components Division.  Prior to these positions, he served as Senior Vice President, Sales and he also held leadership positions in the emerging customer business unit, the military-aerospace business unit and in semiconductor marketing.  Over the span of his career he has been instrumental in various business transformation initiatives including mergers and acquisitions and strategic market analysis.  Mr. Vellucci has an educational background in marketing and attended the General Manager Program for Executives at the Harvard Business School.  These qualifications led the Board to conclude that Mr. Vellucci should serve as a director of the Company.

Name	Age	Director Since	Business Experience and Qualifications
Farouq Tuweiq	42	2025 (date of Annual Meeting)

Business Experience:

●         Chief Financial Officer (February 2021 to present) and Principal Financial Officer and Treasurer (July 2021 to present) of the Company.

●         As described above, the Board has appointed Mr. Tuweiq as the Company’s successor President and Chief Executive Officer, effective immediately following the Annual Meeting.

●         Director, Vice President, Lead Associate, Investment Banking – Industrial Group at BMO Capital Markets (2012 – 2021)

●         Senior Financial Analyst – Schneider Electric (2010)

●         Auditor, Ernst and Young (2006-2009)

Qualifications:

Prior to joining Bel, Mr. Tuweiq worked at BMO Capital Markets, which is a part of the BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice. Mr. Tuweiq spent his banking career advising public, private equity-backed, and privately-held companies on Mergers & Acquisitions and capital raising. Previously, Mr. Tuweiq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group. Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies. During his tenure, he worked on various audits, review of SEC filings, IPO preparation, implementation and testing of Sarbanes-Oxley compliance and controls, and carve-out financials while obtaining his CPA certification. Mr. Tuweiq earned his B.A. in Finance and MS in Accounting from Michigan State University and his MBA from Georgetown University’s McDonough School of Business. These qualifications, including Mr. Farouq’s experience and expertise, coupled with his knowledge of the Company, its business and industry and the leadership he has demonstrated over the past four years as Bel’s Chief Financial Officer, led the Board to conclude that Mr. Tuweiq should serve as a director of the Company.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2027 ANNUAL MEETING

Name	Age	Director Since	Business Experience and Qualifications
Mark B. Segall Committees: ● Compensation (Chair) ● Nominating and ESG	62	2011

Business Experience:

●         Managing Director of Kidron Corporate Advisors LLC (a New York-based mergers and acquisitions and corporate advisory firm), founded by Mr. Segall (2003 to present);

●         Chief Executive Officer of Kidron Capital Securities LLC (a registered broker-dealer) (2009 to present);

●         Co-Chief Executive Officer of Investec, Inc. (2001 to 2003); head of investment banking and general counsel at Investec Inc. (1999 to 2001);

●         Partner at the law firm of Kramer, Levin, Naftalis & Frankel LLP (1996 to 1999);

Current and Prior Company Boards:

●         Director of National CineMedia, Inc. (March 2018 to present) and Chairman of the Board of National CineMedia, Inc. (August 2019 to present);

●         Director of iAM Capital Group Plc (and certain affiliated entities) (2000 to 2014 and 2017 to present);

●         Director of CITIC Capital Acquisition Corp. (February 2021 to February 2022);

●         Director of Ronson Europe N.V. (2008 to February 2017; Chairman of the Board from 2011 to February 2017).

Qualifications:

Mr. Segall has an extensive background in mergers and acquisitions, including his experience as the Senior Managing Director and founder of Kidron Corporate Advisors LLC, a mergers and acquisitions corporate advisory boutique firm.  Mr. Segall received an AB in History from Columbia College, Columbia University and a JD from New York University School of Law.  His financial and investment banking experience, his educational background and the fact that he is an attorney all led the Board to conclude that Mr. Segall should serve as a director of Bel.

Name	Age	Director Since	Business Experience and Qualifications
Eric Nowling Committees: ● Audit (Chair)	68	2014

Business Experience:

●         Retired; former Sr. Vice President and Corporate Controller (December 2015 to September 2021) and Vice President of Global Accounting (February 2008 to December 2015) for Verint Systems Inc. (a supplier of software and hardware products for business intelligence and security intelligence);

●         Served in various positions, including Vice President, Controller, Chief Accounting Officer and as CFO for Standard Microsystems Corporation (supplier of semiconductor integrated circuit products) (September 1986 to April 2006).

Qualifications:

Mr. Nowling's more than 40 years of accounting and financial management experience, including his service in senior financial management positions at two publicly-traded technology companies for more than 30 years, and his educational accomplishments led the Board to conclude that Mr. Nowling should serve as a director of the Company.  Mr. Nowling is the former Sr. Vice President and Corporate Controller and chief accountant for an $800 million technology company.  Mr. Nowling holds a B.S. degree in Economics (magna cum laude) from the University of Pennsylvania's Wharton School of Business and was a licensed CPA from 1981 to 2024.

Name	Age	Director Since	Business Experience and Qualifications
David J. Valletta Committees: ● Audit* ● Compensation* *Appointment to Audit Committee and Compensation Committee effective April 21, 2025 and April 22, 2025, respectively	64	2024

Business Experience:

●        Retired; former Executive Vice President, Worldwide Sales (2007 – 2022), Senior Vice President, Worldwide Strategic Sales (1997-2007) and Director of Field Sales (1994-1997) for Vishay Intertechnology, Inc. (a $3.5 billion manufacturer of resistors, capacitors, inductors and discrete electronic components);

●         Served in other sales-related roles at Vitramon (1991-1994), Omnimetrics (1990-1991) and AVX Corporation (1984-1990).

Qualifications:

Mr. Valletta’s extensive experience in overseeing and directing worldwide sales for Vishay Intertechnology, Inc., a $3.5 billion manufacturer of electronic components, his knowledge of Bel’s industry and his educational achievements, led the Board to conclude that Mr. Valletta should serve as a director of the Company. Mr. Valletta holds a Bachelor of Arts degree from the University of Rhode Island and received his MBA degree, with a Marketing Specialization from Northeastern University in Boston, Massachusetts.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2026 ANNUAL MEETING

Name	Age	Director Since	Business Experience and Qualifications
Thomas E. Dooley Committees: ● Executive	68	2020

Business Experience:

●         Retired; formerly held various executive positions at Viacom Inc. (entertainment), including Interim CEO, Chief Operating Officer, Senior Executive Vice President and Chief Administrative Officer.

Qualifications:

Mr. Dooley’s extensive experience at  Viacom Inc., a Fortune 500 company, in a variety of senior executive roles including interim chief executive officer, chief operating officer, chief financial officer and chief administrative officer,  together with his knowledge of corporate finance, operations, and mergers and acquisitions, as well as his  Bachelor’s Degree from St. John’s University and an MBA from New York University, led the Board to conclude that Mr. Dooley should serve as a director of the Company

Name	Age	Director Since	Business Experience and Qualifications
Rita V. Smith Committees: ● Audit ● Nominating and ESG	74	2020

Business Experience:

●      Partner at C-Suite Healthcare Advisors (health care, consulting, including strategic resource planning and budgeting, information management systems, case management, and reporting and compliance) (June 2018 to present);

●         Vice President Interim Projects at Robert Wood Johnson Barnabas Health (May 2022 – August 2022);

●         Senior Vice President of Patient Care Services and Chief Nursing Officer at Robert Wood Johnson Barnabas Health - Jersey City Medical Center (December 2004 – June 2019)

Qualifications:

Dr. Smith’s experience in strategic resource planning and budgeting, information management systems, case management, and reporting and compliance, together with her experience at Robert Wood Johnson Barnabas Health - Jersey City Medical Center where she had responsibility for a staff of 1,500 people and an operating budget of $150 million, led the Board to conclude that Dr. Smith should serve as a director of the Company. This conclusion is supported by her educational background; Dr. Smith holds a Doctor of Nursing Practice from Rutgers University, a Master’s in Public Administration-Health Care Policy from New York University and a Bachelor’s Degree in Nursing from Kean University.

Name	Age	Director Since	Business Experience and Qualifications
Jacqueline Brito Committees: ● Nominating and ESG (Chair) ● Compensation	61	October 2021

Business Experience:

●         CEO of HR Asset Partners LLC (a Florida-based human capital risk prevention consulting firm, including advisory and coaching services), founded by Ms. Brito (2019 to present);

●         Graduate Business Instructor at Rollins College (2014 to present);

●        Previously held positions at the Crummer Graduate School of Business including Assistant Dean of Admission and Marketing (2010 to 2019), MBA and Career Development Center Director (2007 to 2010), Director of Admission (2004 to 2007);

●         Human Resource Internal Consultant/Business Partner at Orlando Sentinel Communications – a Chicago Tribune Company (1998 to 2004).

Qualifications:

Ms. Brito’s extensive background in diverse fields and disciplines including organizational culture, human capital planning, and executive and transformational leadership coaching (including as the founder and CEO of HR Asset Partners, a leadership strategy firm offering advisory services, and her prior service as the assistant dean of admission at Rollins College’s Crummer Graduate School of Business for nearly a decade where she provided executive, leadership and transformational coaching for graduate students, alumni and employees), together with Ms. Brito’s depth of expertise and insight having built a successful career in leadership development, succession planning and positive employee relations, led the Board to conclude that Ms. Brito should serve as a director of the Company.

The Board has determined that two of the nominees presented for election to the Board at the Annual Meeting (Peter Gilbert and Vincent Vellucci) are independent directors as defined in NASDAQ Marketplace Rule 5605(a)(2). The Board has additionally determined that the following members of the Board also satisfy such NASDAQ definition of independence:  Mark B. Segall, Eric Nowling, David J. Valletta, Thomas E. Dooley, Dr. Rita Smith and Jacqueline Brito.  See “Corporate Governance” below for additional information.

Board Qualifications

The Nominating and ESG Committee of the Company’s Board (the “Nominating and ESG Committee”) is responsible for identifying qualified individuals for membership on the Board and for recommending to the Board the director nominees for election at each annual meeting of shareholders and at any other meeting of shareholders at which directors are to be elected.  The Nominating and ESG Committee believes that all directors should display the personal attributes necessary to be effective directors: integrity, sound judgment, intellectual prowess and versatility, confidence, independence in fact and mindset, ability to operate collaboratively, willingness to ask difficult questions, willingness to listen, the ability to commit the necessary time to duties as a director and commitment to Bel Fuse, its shareholders and other stakeholders, subject to and in accordance with applicable law. In line with the Company’s Corporate Governance Guidelines, the Board and the Nominating and ESG Committee seeks to consider the skills and qualifications in the context of the needs of the Company at that point in time, and will select director candidates who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions and believes that Board membership should reflect diversity in its broadest sense, including persons diverse in knowledge, skills and expertise, among other factors. The Board and the Nominating and ESG Committee will continue to take into account many other factors in the process of identifying such candidates, including the individual’s understanding of the Company’s business on a technical level, knowledge about and experience in the Company’s industry, understanding of finance, marketing and other areas that are relevant to the success of the Company in the current business environment and the candidate’s ability to make independent analytical inquiries of other Board members and of management.  See also “Nominating and ESG Committee Matters – Qualifications” and the charter of such committee for a description of the qualifications the Company’s directors must possess. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company and represent the shareholders’ interests.

Board Skills Matrix

	Daniel Bernstein	Jacqueline Brito	Thomas Dooley	Peter Gilbert	Eric Nowling	Mark Segall	Rita Smith	Farouq Tuweiq	David Valletta	Vincent Vellucci

Skills & Experience
Electronic Components Industry	✓		✓	✓		✓		✓	✓	✓
Business Leadership and Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance and Accounting			✓	✓	✓	✓	✓	✓	✓	✓
Global Business Experience	✓		✓	✓	✓	✓		✓	✓	✓
Human Capital Management	✓	✓					✓			✓
M&A and Business Development	✓		✓	✓	✓	✓		✓	✓	✓
Public Company Board Experience			✓			✓
Legal, Risk Management and Sustainability			✓		✓	✓		✓

The above table does not purport to include all of the skills, experiences or qualifications that each director offers, and the fact that a particular skill is not listed for a director does not mean that the director does not possess it. Additionally, we believe all of our directors possess integrity, sound judgment and a track record of professional success.

Skills Definitions

Electronic Components Industry

Directors with experience in our industry bring important expertise to the Board and guidance to our management team.

Business Leadership and Operations

Serving in senior management of a public or private organization provides a practical understanding of effective business and organizational processes, operations and strategic planning.

Finance and Accounting

Directors with experience in corporate finance, financial accounting and reporting, and financial strategy provide important oversight of our financial policies.

Global Business Experience

As a global organization, directors with global business and cultural perspectives provide important insights on our current and future international operations.

Human Capital Management

Directors with experience developing or implementing human capital management programs help the Board provide effective oversight of Bel Fuse’s plans for talent recruitment, development, and retention, our corporate culture, and other human capital programs and initiatives.

M&A and Business Development

Directors with experience in business development and mergers and acquisitions, including assessing and analyzing potential transactions, help us develop Bel Fuse’s strategy, build our business portfolio, and integrate effectively.

Public Company Board Experience

Directors who have served on other public company boards bring valuable strategic experience and governance perspectives to help oversee and develop Bel Fuse’s long-term strategy.

Legal, Risk Management and Sustainability

Directors with experience in legal or regulatory matters and in sustainable and other environmental programs and initiatives, as well as risk management, bring valuable insights into how we can improve our corporate responsibility.

The Board of Directors; Committees of the Board

Name	Age	Years of Tenure	Term Expiration	Committee Memberships A	C	N/ESG	E
David Valletta[(1)]	64	1	2027	Member	Member		
Mark B. Segall	62	14	2027		Chair	Member	
Eric Nowling	68	11	2027	Chair			
Thomas E. Dooley	68	5	2026				Member
Rita V. Smith	74	5	2026	Member		Member	
Jacqueline Brito	61	4	2026		Member	Chair	
Daniel Bernstein	71	39	2025				Member
Peter Gilbert	77	38	2025	Member	Member		
Vincent Vellucci	75	9	2025			Member	Member

(1) In March 2025, the Board has appointed David Valletta to the Audit Committee effective April 21, 2025 and to the Compensation Committee effective April 22, 2025.

A = Audit Committee **C** = Compensation Committee

N/ESG = Nominating and ESG Committee **E** = Executive Committee

= **Committee Member** = **Chairperson of Committee**

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. Over the intervening years NASDAQ has adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the NASDAQ and SEC definition of independence: Peter Gilbert, Mark B. Segall, Thomas E. Dooley, Dr. Rita Smith, Eric Nowling, Vincent Vellucci, David J. Valletta and Jacqueline Brito.

The Company’s Board of Directors meets quarterly throughout the year. During 2024, the Board held six meetings.

Bel’s Board currently has an Executive Committee, an Audit Committee, a Nominating and ESG Committee, and a Compensation Committee. The Executive Committee is comprised of Daniel Bernstein, Vincent Vellucci and Thomas Dooley; the Audit Committee is comprised of Eric Nowling, Peter Gilbert, Rita Smith and additionally, effective as of April 21, 2025, David Valletta; the Nominating and ESG Committee is comprised of Jacqueline Brito, Vincent Vellucci, Mark Segall and Rita Smith; and the Compensation Committee is comprised of Mark Segall, Peter Gilbert, Jacqueline Brito and additionally, effective as of April 22, 2025, David Valletta.

The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened.

The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company’s independent auditors. The Board of Directors has determined that Eric Nowling qualifies as an “audit committee financial expert”, as such term is defined by the SEC. As noted above, Mr. Nowling – as well as the other members of the Audit Committee – have been determined to be “independent” within the meaning of SEC and NASDAQ regulations.

The Nominating and ESG Committee is responsible for nominating candidates for election to the Company’s Board of Directors and for overseeing the Company’s environmental, social and governance (“ESG”) matters and initiatives.

The Compensation Committee is charged with the responsibility of administering the Company’s employee benefit plans, reviews the compensation of Bel’s executive officers and establishes general compensation policies. The Compensation Committee is also responsible for developing a succession plan for Bel’s senior executives.

During 2024, the Audit Committee held nine meetings, the Nominating and ESG Committee held six meetings, the Compensation Committee held twenty meetings, and the Executive Committee held no meetings. Each Director attended at least 75% of the aggregate of the Board and committee meetings on which he or she served in 2024.

Board Leadership Structure and Role in Risk Oversight

As of the date of this proxy statement, Daniel Bernstein is our Company’s President and Chief Executive Officer. As previously announced and as described above, Mr. Bernstein will be stepping down from his positions as President and Chief Executive Officer effective immediately following the Annual Meeting, and subject to his reelection at the Annual Meeting, the Board has approved Mr. Bernstein’s appointment as Non-Executive Chairman of the Board, effective on the date of the Annual Meeting. Farouq Tuweiq, currently our Chief Financial Officer, has been appointed our President and Chief Executive Officer, effective immediately following the Annual Meeting, and has been appointed to our Board, effective as of the date of the Annual Meeting (with Mr. Tuweiq standing for election to a full term as described in this proxy statement).

In assuming his role as Non-Executive Chairman following the Annual Meeting, it is expected that in such role Mr. Bernstein will lead executive sessions of independent directors, to the extent permissible under the SEC rules and applicable Nasdaq listing requirements, subject to the terms of Mr. Bernstein’s letter agreement for Non-Executive Chairman services, including that the Board and the independent directors reserve the right to have meetings attended solely by independent directors and in no event shall Mr. Bernstein be permitted to vote on a matter requiring a vote solely by independent directors except as permitted by counsel to the Board or the Company, and Mr. Bernstein’s participation in executive sessions of the Board shall be further limited to the extent necessary to ensure compliance with applicable law, regulations and stock exchange listing standards. In his role as Non-Executive Chairman, Mr. Bernstein will additionally (i) attend and chair Board and shareholder meetings; (ii) shape and oversee Board meeting agendas, ensuring alignment with key governance and strategic priorities; (iii) take reasonable measures to enable the Board to address key governance and strategic issues; (iv) facilitate effective communication among Board members; (v) promote effective communication between executive and non-executive directors; and (vi) carry out such other duties commensurate with the position as may be reasonably requested by the Board or are customary for the position of Non-Executive Chairman.

Additionally, Peter Gilbert serves as our Board’s Lead Independent Director. Following Mr. Bernstein’s assumption of his duties as Non-Executive Chairman, it is anticipated Mr. Gilbert’s primary duties and responsibilities as Lead Independent Director will consist of, among other things, convening and chairing such executive sessions of the independent directors at which attendance is limited solely to independent directors, including presiding over votes on matters requiring a vote solely by independent directors at such sessions, and serving as liaison between the independent directors and our President and Chief Executive Officer. We believe that our leadership structure allows the Board to have better control of the direction of management, while still retaining independent oversight.

The Board’s role in our risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The full Board or the appropriate committee receives these reports from management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Audit Committee of the Board is responsible for overseeing the management of cybersecurity risks at the Board level. For additional information, please also see the discussions set forth below under the captions “Corporate Governance – Governance Highlights – Accountability/Risk Mitigation” and “Corporate Governance – Cybersecurity & Data Privacy.”

CORPORATE GOVERNANCE

In February 2023, the Board adopted Bel’s Corporate Governance Guidelines (the “Corporate Governance Guidelines” or the “Guidelines”). The Guidelines provide a framework of principles, policies, and procedures in certain matters related to corporate governance. These guidelines include provisions related to the role of the Board and responsibilities of directors, composition and structure of the Board, director independence, the relationship between the Board and senior management, the Board’s role in succession planning, and the oversight of risk management, financial reporting and other key areas of corporate operations. The ultimate goal of the corporate governance guidelines is to promote transparency, accountability, and ethical behavior within the Company, and to ensure that the Company operates in the best interests of all its shareholders and other stakeholders, subject to and in accordance with applicable law.  A current copy of Bel’s Corporate Governance Guidelines is available on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs, and will be provided in print to shareholders upon written request made to Ms. Lynn Hutkin, Vice President of Financial Reporting and Investor Relations, Bel Fuse Inc., 300 Executive Drive, Suite 300, West Orange, New Jersey 07052.

Governance Highlights

Bel is committed to good corporate governance and understands the importance of trust, integrity and accountability at all levels of the organization. Recent additions to our Board and executive management team have brought greater diversity and new perspectives to the Company. We intend that our policies, practices and priorities will be periodically and continually reviewed as appropriate to align with the best interests of our shareholders and other stakeholders, subject to and in accordance with applicable law.

Independence ■ All non-employee directors are independent, as defined in NASDAQ Rule 5605(a)(2) ■ Independent directors meet regularly in executive session

■         Audit, Compensation, and Nominating and ESG committees are comprised solely of independent directors as defined in NASDAQ Rule 5605(a)(2) and, in the case of the Audit Committee, under the SEC’s Rule 10A-3

■         Designation of a Lead Independent Director

■         The Board maintains related-party transaction standards for any direct or indirect involvement of a director in Company business activities

■         Use of independent compensation consultant commencing with 2023 compensation program

Board Practices

■         Board-level oversight of progress around governance initiatives

■         Ongoing review of Board composition

■         Annual Board and Board committees’ annual self-evaluation process

■         Board actively involved in development and review of succession planning process for management, the Board and its committees

■        Corporate Governance Guidelines provide that no director may stand for re-election at our annual shareholders meeting following his or her 78th birthday (subject to limited exceptions set forth in the Guidelines, including waiver by Nominating and ESG Committee recommendation and full Board vote, and exception for any director who controls ten percent or more of Bel’s voting power)

■        Whistleblower hotline available to all employees and third parties at (844) 331-3622

Accountability / Risk Mitigation

■         The Board and Board committees focus on risk oversight practices, including overseeing operational, financial, strategic, cybersecurity, data privacy, legal, and regulatory risk and other critical evolving areas

■         Code of Ethics applies to all Bel directors, officers and associates

■         Annual shareholder advisory vote to approve Named Executive Officer compensation

■         Proactive, robust and multifaceted shareholder engagement programs, with meeting around financial, strategic and other matters

■         Clawback Policy, adopted per SEC rules

■         Prohibition on hedging and restrictions on pledging transactions by officers and directors

■         Board and its committees are authorized to retain independent advisors, as needed

Key Governance Materials

■ Restated Certificate of Incorporation, as amended	■ Code of Ethics
■ Amended and Restated By-Laws	■ Charter for each Board committee
■ Corporate Governance Guidelines	■ Insider Trading Policy

These materials can be accessed on the Bel website at: https://ir.belfuse.com/corporate-governance.

Insider Trading Policy and Procedures

We have an Insider Trading Policy governing the purchase, sale and other dispositions of our securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. We also follow procedures for the repurchase of our securities. We believe that our Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.  A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Hedging and Pledging Policy

Under our Insider Trading Policy, all of our officers, directors and employees are prohibited from engaging in any of the following transactions:

■ A short sale, including a sale with delayed delivery (a “sale against the box”);
■ Trading in standardized options relating to our securities; ■ Certain forms of hedging or monetization transactions (such as zero-cost collars or forward sale contracts);

■        Holding our securities in a margin account, or pledging our securities as collateral for a loan (other than pledges as collateral for non-margin debt where financial capacity to repay the loan without resort to the pledged securities is demonstrated, and where pre-approval is obtained in accordance with the Insider Trading Policy).

Our Corporate Governance Guidelines affirm the applicability to our directors of our Insider Trading Policy’s anti-hedging and anti-pledging policy provisions.

Executive Compensation Clawback Policy

In addition, we have adopted a Compensation Recovery Policy (the “Clawback Policy”) to comply with the final clawback rules issued by the SEC in 2022. Under our Clawback Policy, certain incentive-based compensation awarded to covered executive officers is subject to mandatory recovery if the Company is required to prepare an accounting restatement. The recovery of such compensation applies regardless of whether the covered executive officer engaged in misconduct or otherwise caused an accounting restatement requirement. Under this policy, the Board may recoup incentive-based compensation received within a lookback period of the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The Company will disclose in its Proxy Statement any actions to recover compensation under this policy during or following the end of the most recently completed fiscal year. Our Clawback Policy is filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and is available on our website, under the “Investors” – “Corporate Governance” tabs, at https://ir.belfuse.com/corporate-governance.

Nominating and ESG Committee Matters

Nominating and ESG Committee Charter. The Board has adopted a Nominating and ESG Committee charter to govern its Nominating and ESG Committee.  A copy of the current charter is set forth on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs.

Independence of Nominating and ESG Committee Members. All members of the Nominating and ESG Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and SEC regulations.

Purposes and Responsibilities of the Nominating and ESG Committee

Director Nominees, Board and Committee Composition and Governance Matters. Historically our Nominating Committee has been responsible for matters primarily related to the recommendation of director nominees, the composition of the Board and its committees, and other corporate governance matters. These matters continue to be among our Nominating and ESG Committee’s purposes and responsibilities pursuant to its charter.

ESG Oversight. In accordance the charter of the Nominating and ESG Committee, the committee’s ESG-related functions include:

■	assisting the Board in overseeing, reviewing and monitoring the Company’s policies, activities, practices and initiatives with respect to sustainability and corporate social responsibility;
■	supporting the Board’s oversight of strategy, risks, opportunities, and external reporting related to climate change;
■	assisting the Board in providing oversight of the Company’s compliance with laws and regulations, as well as applicable reporting requirements and standards that pertain to ESG matters;
■	assisting the Board in overseeing matters pertaining to community and public relations, including government relations;
■

reviewing, as needed, the Company’s volunteer programs and proposed charitable contributions budget and make recommendations to the Board for adoption; and reviewing the results of employee surveys and other items relevant to corporate culture, and from time to time report to the Board and provide any recommendations as deemed appropriate by the Nominating and ESG Committee in connection therewith.

Pursuant to its charter the Nominating and ESG Committee is also responsible for overseeing the Company’s corporate governance initiatives and periodically considering, and report to the Board on, such initiatives and applicable policies. In connection with this responsibility, the Nominating and ESG Committee developed and recommended to the Board for its approval Bel’s Corporate Governance Guidelines, which were adopted by the Board in February 2023. The Nominating and ESG Committee will review the Guidelines on an annual basis or more frequently as deemed appropriate by the Nominating and ESG Committee, and recommend any proposed changes to the Board for its approval. In addition to its other responsibilities, the Nominating and ESG Committee is responsible for annually reviewing and recommending to the Board the compensation of non‐executive Board members, based upon the Committee’s assessment of director responsibilities and the competitiveness of our directors’ compensation program and when deemed appropriate by the Committee, using market data and in consultation with an independent consultant.

Procedures for Considering Nominations Made by Shareholders. The Nominating and ESG Committee’s charter describes certain minimum procedures to be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating and ESG Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee shall, in the Nominating and ESG Committee’s opinion, satisfy the following minimum criteria, together with such other criteria as shall be established by the Nominating and ESG Committee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●

must have experience, either as a member of the board of directors of another public or private company or in another capacity, which demonstrates the nominee’s capacity to serve in a fiduciary position.

Our Corporate Governance Guidelines observe that the Nominating and ESG Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of the Company at that point in time with a view to creating a well-rounded Board with diversity of experience and perspectives, including diversity with respect to gender, race, ethnicity, knowledge, skills, background, and areas of expertise. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best serve the Company in accordance with applicable law.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders.  The Nominating and ESG Committee’s charter provides that there will be no differences in the manner in which the Nominating and ESG Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  The evaluation process for individuals other than existing Board members will include:

●	a review of the information provided to the Nominating and ESG Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating and ESG Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating and ESG Committee shall determine to be relevant.

Corporate Governance Guidelines Policies Pertaining to Board Membership. Our Corporate Governance Guidelines contain certain policies pertaining to Board membership, including the following:

■

Tenure and Term Limits. Our Board does not believe in the establishment of arbitrary term limits. While term limits may help ensure that fresh ideas and viewpoints are available to our Board, they may force our Company to lose the contribution of directors who, over time, have developed increased insight into Bel’s business and operations. Our Board believes our Company is well served by having a balance of directors who have longer terms of service and directors who have joined more recently. Pursuant to our Corporate Governance Guidelines, no director may stand for re-election to the Board at our annual meeting of shareholders following his or her 78th birthday. Exceptions may be made upon recommendation of the Nominating and ESG Committee by majority vote and by the affirmative majority of the full Board, without the vote or participation of the affected director, if the Board finds that such continued service would be of significant benefit to our Company. This policy does not apply to any Board member who controls 10% or more of the voting power of the Company.

■

Directors Who Change Their Job Responsibility. Our Corporate Governance Guidelines provide that if a director resigns or is terminated from the primary position that such director held at the time of such director’s most recent election or appointment to our Board, becomes unable to commit the time and attention required for effective Board service or becomes disabled, that director will provide the Nominating and ESG Committee with an explanation of the changed circumstances including, if applicable, the director’s future professional plans. The Nominating and ESG Committee will review the desirability of the director’s continued service on our Board under the circumstances and will make a recommendation to our Board with respect thereto.

■

Directors Serving on Other Boards. Our Corporate Governance Guidelines provide that directors should advise the Board when they intend to accept a position on another corporate board. In general, Bel believes that there may be a benefit to the Company as a result of directors broadening their experience by serving on other boards provided that such service does not detract from the director’s ability to fulfill his or her ability to meet the expectations for directors in accordance with our Corporate Governance Guidelines, and provided that in all cases directors must comply with applicable law including without limitation Section 8 of the Clayton Act. Service on other boards is one of the factors considered by the Nominating and ESG Committee in evaluating candidates for nomination for election or reelection to the Board. However, the Nominating and ESG Committee will not nominate a candidate who serves on or has accepted service on more than four (4) public company boards (including the Company’s Board).

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee performs its duties under a written charter approved by the Board of Directors.  A copy of the current charter is set forth on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs.

Independence of Audit Committee Members. The Class A and Class B Common Stock are listed on the NASDAQ Global Select Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024:

1.	the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

2.

the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC;

3.

the Audit Committee received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the Company’s independent accountants their independence; and

4.

based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2024 Annual Report on Form 10-K for filing with the SEC. This report is provided by the following independent directors, who comprised the Audit Committee at that time.

The Audit Committee of the Board of Directors*

Eric Nowling, Chair

Peter Gilbert

Rita V. Smith

----------------------------------------------------------------------------------------------------------

* Mr. Valletta has been appointed to the Audit Committee effective April 21, 2025.

Transactions with Related Parties

The Audit Committee of the Board of Directors monitors the Company’s related party transactions and must approve in advance any new related party transactions. On a quarterly basis, the Audit Committee makes inquiry of management’s Disclosure Committee to determine whether any of the members of that committee are aware of any new related party transactions. Management’s Disclosure Committee did not report any new related party transactions to the Audit Committee during 2024.

Compensation Committee Matters

Charter. Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the Compensation Committee’s current charter is included on the Company’s website, www.belfuse.com, under the “Investors” – “Corporate Governance” tabs.

Independence of Compensation Committee Members. All members of the Compensation Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ Marketplace Rules and the SEC regulations.

Authority, Processes and Procedures. Our Compensation Committee is responsible for administering our employee benefit plans, for establishing the compensation of our Chief Executive Officer and for determining the compensation of our other executive officers.  Our Compensation Committee also establishes policies and monitors compensation for our associates in general. While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of associates in general, the Compensation Committee retains overall supervisory responsibility for associate compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from our Chief Executive Officer regarding issues relevant to determinations made by the Compensation Committee. Our Chief Executive Officer participates in Compensation Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding his own compensation.

Consultants.  Our Compensation Committee is authorized under its charter to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. Prior to selecting or receiving advice from a compensation advisor, the Compensation Committee undertakes an independence assessment, taking into consideration all factors relevant to such advisor’s independence from management, including the factors specified under NASDAQ listing requirements. In 2024, Meridian Compensation Partners (“Meridian”) advised management and our Compensation Committee on certain compensation matters.

ESG Oversight

See “The Board of Directors; Committees of the Board” and “Corporate Governance – Nominating and ESG Committee Matters”, above, for further information about the Nominating and ESG Committee’s other roles and responsibilities under its charter.

Cybersecurity & Data Privacy

Cybersecurity

Bel employs a full-time Cybersecurity Expert who reports directly into our Global Head of IT and Cybersecurity Services. During 2024, the Company worked with third-party cybersecurity specialists to continually enhance the programs Bel has in place. These relationships involve regular communication and collaboration between the Bel cybersecurity team and our third-party providers to share threat intelligence and implement proactive measures to safeguard our systems and data. The Company has continued to invest in IT security, including additional end-user training, using layered defenses, identifying, and protecting critical assets, strengthening monitoring and alerting, and engaging experts. Our cybersecurity team regularly monitors alerts and meets to discuss threat levels, trends, and remediation. Further, we conduct periodic external penetration tests. In addition to assessing our own cybersecurity preparedness, we also consider and evaluate cybersecurity risks associated with the use of third-party service providers that host our applications. The internal business owners of the hosted applications are required to document user access reviews at least annually and provide from the vendor a System and Organization Controls (SOC) 1 or SOC 2 report. Third party contractors or vendors that require access to our network are given specific limited access to only the specific resource. The access provided expires automatically after a period determined by the project and must follow all Company security measures.

The Audit Committee of the Board of Directors is responsible for overseeing the management of cybersecurity risks. The Audit Committee is informed about cybersecurity risks through quarterly reports from the Global Head of IT and Cybersecurity Services and, as necessary, to the full Board. The Audit Committee also reviews and approves the Company’s cybersecurity policies and the Company’s Global Head of IT and Cybersecurity Services is responsible for developing and implementing our information security program and reporting on cybersecurity matters to the Board. This includes our overall information security strategy, policy, security engineering, operations and cyber incident detection and response reporting in alignment with Company policies. The current Global Head of IT and Cybersecurity Services has more than 16 years of information technology and program management experience which includes information security, and others on our IT security team have years of cybersecurity experience and certifications.

Data Privacy

Bel values the right to privacy of its associates, customers and business partners. The Company is committed to protecting the information it receives by collecting, processing, storing, transmitting and using the data in a lawful manner, in compliance with the applicable privacy laws, and consistent with legitimate business reasons. Bel associates undergo continuous training on data privacy and cybersecurity. Business risks and opportunities related to data privacy and cyber security are evaluated annually as part of our annual risk assessment.

Shareholder Communications

The Company believes that effective corporate governance includes year-round engagement with our shareholders and other stakeholders. We meet regularly with our shareholders to discuss topics of interest to our shareholders and engage with many of our large shareholders multiple times a year, both on an ad hoc basis and at regular intervals throughout the year. Our Investor Relations team also has numerous touchpoints with smaller shareholders each year. We find it beneficial to have ongoing dialogue with our shareholders throughout the year on a full range of topics (instead of engaging with shareholders only prior to our annual meeting on issues to be voted on in the proxy statement).

Direct engagement with shareholders helps us better understand our shareholders priorities, perspectives, and issues of concern, allows us to elaborate on our many initiatives and practices, and informs the Board’s deliberations. We take insights from this feedback into consideration and regularly share them with our Board as we review and evolve our practices and disclosures.

Bel’s Board has created a number of ways for shareholders and other stakeholders to provide input, including:

●	Attending the Annual Meeting and Class A shareholders’ submitting questions to be addressed during the meeting;
●	Attending quarterly earnings calls, investor conferences and other similar opportunities;
●	Directing communications through the Company’s Secretary by following instructions on the Company’s website;
●	Mailing a letter to Bel Fuse’s headquarters, Attn: Corporate Secretary.

Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o Bel Fuse Inc., 300 Executive Drive, Suite 300, West Orange, New Jersey 07302. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the receipt of such a communication from a shareholder identified as such, the Company’s Secretary will send a copy of such communication to each member of the Board or to the appropriate committee thereof, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board or appropriate committee thereof held more than two days after such communication has been distributed, the Board or appropriate committee thereof will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of shareholders. Four of the then-incumbent nine members of the Board attended the Company’s 2024 annual meeting of shareholders.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

The following table sets forth certain information regarding the ownership of Bel’s Class A Common Stock and Class B Common Stock as of April 1, 2025 by (a) each director and nominee, (b) the Company’s Named Executive Officers” identified in the Summary Compensation Table on page 39 as of December 31, 2024, and (c) all current directors and executive officers as a group. Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Executive Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of April 1, 2025.

	Aggregate Number of Shares Beneficially Owned (1)
	Title of Class: Class A Common Stock		Title of Class: Class B Common Stock
Name of Beneficial Owner	Amount of Beneficial Ownership (Number of Shares)	Percent of Outstanding Shares	Amount of Beneficial Ownership (Number of Shares)	Percent of Outstanding Shares
Daniel Bernstein(2)	382,235	18.1%	42,924	*
Farouq Tuweiq(3)	4,488	*	61,704	*
Peter Gilbert(4)	500	*	20,797	*
Eric Nowling(5)	--	--	12,612	*
Mark Segall(6)	--	--	12,797	*
Vincent Vellucci(7)	--	--	7,797	*
Thomas E. Dooley(8)	--	--	4,797	*
Rita V. Smith(9)	--	--	4,797	*
Jacqueline Brito(10)	--	--	4,552	*
David J. Valletta(11)	--	--	1,206	*
Stephen Dawson(12)	2,118	*	15,465	*
Kenneth Lai(13)	--	--	16,155	*
Peter Bittner III(14)	3,867	*	27,289	*
All current directors and executive officers as a group (16 persons)(15)	399,210	18.9%	292,595	2.7%

1.

As of April 1, 2024, there were 2,115,263 and 10,552,137 shares of Class A Common Stock and Class B Common Stock outstanding, respectively. A total of 2,115,263 shares of Class A Common Stock are entitled to vote at the Annual Meeting.

2.

The shares of Class A Common Stock beneficially owned by Mr. Bernstein include 6,140 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 4,265 shares held of record by Mr. Bernstein’s wife and 22,348 shares of restricted stock. The shares of Class A Common Stock beneficially owned by Mr. Bernstein exclude 64,422 shares and the shares of Class B Common Stock beneficially owned by Mr. Bernstein exclude 53,465 shares owned by trusts in which Mr. Bernstein is a beneficiary but does not serve as trustee and has no voting or investment power with respect to the shares.

3.

The shares of Class A Common Stock beneficially owned by Mr. Tuweiq include 1,388 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power. The shares of Class B common stock beneficially owned by Mr. Tuweiq included 44,706 shares of restricted stock.

4.	The shares of Class B Common Stock beneficially owned by Mr. Gilbert include 1,250 shares held of record by Mr. Gilbert’s wife and 668 shares of restricted stock.

5.	The shares of Class B Common Stock beneficially owned by Mr. Nowling include 3,512 shares of restricted stock.

6.	The shares of Class B Common Stock beneficially owned by Mr. Segall include 1,668 shares of restricted stock.

7.	The shares of Class B Common Stock beneficially owned by Mr. Vellucci include 1,668 shares of restricted stock.

8.	The shares of Class B Common Stock beneficially owned by Mr. Dooley consist of 1,668 shares of restricted stock.

9.	The shares of Class B Common Stock beneficially owned by Dr. Smith consist of 1,668 shares of restricted stock.

10.	The shares of Class B Common Stock beneficially owned by Ms. Brito consist of 2,472 shares of restricted stock.

11.	The shares of Class B Common Stock beneficially owned by Mr. Valletta consist of 1,206 shares of restricted stock.

12.

The shares of Class B Common Stock owned by Mr. Dawson include 12,021 shares of restricted stock. The shares of Class A Common Stock beneficially owned by Mr. Dawson include 2,118 shares allocated to him in the Company's 401(k) Plan over which he has voting but no investment power.

13.	The shares of Class B Common Stock beneficially owned by Mr. Lai include 11,699 shares of restricted stock.

14.

The shares of Class A Common Stock beneficially owned by Mr. Bittner include 3,867 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Bittner include 1,772 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 5,706 shares of restricted stock.

15.

Includes 19,515 and 3,266 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company’s 401(k) Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power, and with respect to the Class B Common Stock, no voting or investment power. The Class B Common Stock also includes 153,961 restricted shares.

 *  Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

EXECUTIVE OFFICERS

The following sets forth information as of April 1, 2025 concerning the Company’s executive officers. Unless otherwise indicated, positions have been held for more than five years.

Name and Age	Executive Officer Since	Positions and Offices with the Company/Business Experience
Daniel Bernstein, 71	1985	President, Chief Executive Officer and Director
Farouq Tuweiq, 42	2021	Chief Financial Officer and Treasurer (effective February 15, 2021)
Suzanne Kozlovsky, 47	2022	Global Head of People (effective November 21, 2022)
Stephen Dawson, 49	2024	President of Bel Power Solutions (July 2024 to present)
Peter Bittner III, 54	2015	President of Bel Connectivity Solutions (May 2015 to present)
Joseph Berry, 58	2023	President of Magnetic Solutions (effective January 1, 2023)
Kenneth Lai, 52	2023	Vice President of Asia Operations (effective January 1, 2023)
Lynn Hutkin, 51	2023	Vice President of Financial Reporting and Investor Relations (effective January 1, 2023)

Mr. Bernstein has served the Company as President since June 1992 and as Chief Executive Officer since May 2001. He previously served as Vice President (1985-1992) and Treasurer (1986-1992) and has served as a Director since 1986. He has occupied other positions with the Company since 1978. He is currently a director of Bel Fuse Inc., Cinch Connectors, Inc., Bel Transformer Inc., Bel Power Inc. and Bel Stewart GmbH. Mr. Bernstein has an MBA from Baruch College. As previously announced, Mr. Bernstein will be stepping down from his positions as President and Chief Executive Officer effective immediately following the Annual Meeting, and subject to his reelection as director at the Annual Meeting, the Board has approved Mr. Bernstein’s appointment as Non-Executive Chairman of the Board, effective on the date of the Annual Meeting.

Mr. Tuweiq was appointed as the Company's Chief Financial Officer effective February 15, 2021. Since July 29, 2021, Mr. Tuweiq has additionally served as the Company’s principal financial officer for purposes of the rules and regulations of the SEC, and as the Company’s Treasurer. Prior to joining Bel, he worked at BMO Capital Markets, member of BMO Financial Group, where he led and helped build the Industrial Technology Investment Banking practice. Mr. Tuweiq spent his banking career advising public, private equity-backed, and privately-held companies on Mergers & Acquisitions and capital raising. Previously, Mr. Tuweiq worked at Schneider Electric, a public multinational energy efficiency and automation provider, in its North American headquarters within the FP&A group. Prior to that, he worked at Ernst and Young, within the audit group, serving public and private manufacturing and financial companies. During his tenure, he worked on various audits, review of SEC filings, implementation and testing of Sarbanes-Oxley compliance and controls, and carve-out financials while obtaining his CPA certification. Mr. Tuweiq earned his B.A in Finance and MS in Accounting from Michigan State University and his MBA from Georgetown University’s McDonough School of Business. As previously announced, the Board has appointed Mr. Tuweiq as the Company’s successor President and Chief Executive Officer, effective immediately following the Annual Meeting, and has appointed Mr. Tuweiq to our Board, effective as of the date of the Annual Meeting (with Mr. Tuweiq standing for election to a full term as described in this proxy statement).

Ms. Kozlovsky joined Bel is November 2022 as the Global Head of People. Prior to her appointment by Bel, Ms. Kozlovsky was Vice President of Human Resources for Prinova (A Nagase Group Company) where she was a core member of the Global Executive Council and Strategy and Investment Team, leading significant transformational initiatives to inspire a culture of high performance in supporting sustainable growth. Ms. Kozlovsky held previous roles at Marmon Foodservice Technologies (A Berkshire Hathaway Company) and Bel Brands USA. At each of her former employers, she was successful in transforming the culture, resulting in recognition as National Best and Brightest Companies to Work For at each organization under her leadership.

Mr. Dawson was appointed as the President of Bel’s Power Solutions and Protection segment effective July 1, 2024. Mr. Dawson has over 25 years of progressive experience in power and circuit protection. Before joining Bel, Mr. Dawson held positions in Manufacturing, Engineering, Product Management and Business Development with Cooper Industries’ circuit protection business, a company later acquired by Eaton. After twelve years at Cooper Industries, he joined Power-One, a well-known manufacturer of power supplies. There Mr. Dawson led the Marketing and Business Development efforts when Power-One was acquired by ABB. Mr. Dawson was later involved in the sale of the power business from ABB to Bel, where he most recently served as Vice President of Marketing and Business Development for Bel’s Power segment. Mr. Dawson earned his Bachelor’s degree in Industrial Engineering from the University of Cincinnati and his MBA degree from Washington University in St. Louis.

Mr. Bittner began his career in 1991 at Stewart Connector Systems. He joined Insilco Technologies, Stewart Connector’s parent company, in 1999, serving as Industry Marketing Manager. Following Insilco’s acquisition by Bel in 2003, Mr. Bittner was named General Manager of Stewart Connector. Mr. Bittner assumed responsibility for the acquired businesses of Cinch Connectors, Gigacom Interconnect, Array Connector and Fibreco from their respective dates of acquisition. In May 2015, Mr. Bittner was named President of Bel Connectivity Solutions. He holds a Bachelor of Science degree in Business Management.

Mr. Berry joined Bel through the acquisition of Lucent Technologies’ Transformer and Inductor Division in 1999 and was appointed as Vice President of Magnetic Solutions in January 2023. In his prior role as Director of Operations and most recently as General Manager of Bel Magnetic Solutions, he has been an important contributor to the success of the Magnetic Solutions segment. Mr. Berry earned his Bachelor’s degree in Electrical Engineering from UMass-Lowell, his Master’s degree in Electrical Engineering from Northeastern University and received his MBA from Southern Methodist University.

Mr. Lai joined Bel through the acquisition of TE Connectivity’s TRP Connector division in 2013 and was appointed as Vice President of Asia Operations in January 2023. Following Bel’s acquisition of the Power-One business in 2014, he was appointed as General Manager of our Bel Power Solutions Gongming factory and successfully transformed the operation into a world class manufacturing site for power supplies. Mr. Lai has expertise in Lean methodology and deep knowledge of Bel’s Asia operations. Mr. Lai earned his Bachelor’s degree in Engineering Physics from Hong Kong Polytechnic University and completed a mini-EMBA program by Hong Kong University of Science and Technology.

Ms. Hutkin joined Bel in 2007 and is currently the Vice President of Financial Reporting and Investor Relations. In addition to SEC reporting, throughout her tenure at Bel, Ms. Hutkin has been a leader in a variety of areas including investor relations, mergers and acquisitions, bank financing and corporate insurance. Among her other roles and responsibilities at Bel, since July 2021, Ms. Hutkin has served as the Company’s principal accounting officer. Prior to joining Bel, Ms. Hutkin was Director of External Financial Reporting and Human Resources for CD&L, Inc., a domestic courier company, responsible for all SEC filings in addition to oversight of payroll and employee benefit programs. Previously, Ms. Hutkin worked at Insys Consulting, a women-owned IT consulting start-up company, where she was responsible for all finance functions. Prior to that, she was a Finance Manager at DMR Consulting, an IT consulting firm, where she monitored project profitability for the $70 million Pharmaceutical/Commercial business unit. Ms. Hutkin started her career at Arthur Andersen and worked within the Consumer Product division of the audit group. Ms. Hutkin earned her B.S. of Accountancy from Bentley College and is an active CPA in the State of New Jersey.

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s Compensation Discussion and Analysis (“CD&A”) is intended to provide a detailed description of our executive compensation program focusing on the compensation of the Named Executive Officers (the “Named Executive Officers”, the “Named Officers” or the “NEOs”) listed in the Summary Compensation Table presented on page 39 with the positions they have held for 2022, 2023, and 2024. Further, the CD&A explains how the Compensation Committee of our Board of Directors (the “Compensation Committee”) designed compensation programs structured to, among other objectives,  attract and retain talented executives and align our executives’ compensation with the long-term interest of Bel Fuse’s shareholders.

In addition to the descriptions in this section, refer to the exhibits to our SEC filings for copies of relevant plans, agreements and forms of awards.

Overview of Our Executive Compensation Program

The objectives of our executive compensation program are to:

■	Support a high-performing organization – rewarding for performance by the Company as well as individual outcomes;

■	Be competitive with the market Bel competes with for business and talent to retain and attract executives that contribute to our long-term success;

■	Align the interests of the Company’s executives with the Company and its shareholders;

■	Achieve results that are aligned with Bel’s culture; and

■	Effectively manage the total cost of the program, including managing reasonable levels of dilution.

As described in our Definitive Proxy Statement for our 2024 Annual Meeting, the Compensation Committee, with the assistance of Meridian, an independent outside compensation consulting firm, made significant improvements to the executive compensation program to incentivize our NEOs to achieve desired financial and operational results, and help to enhance shareholder value. The Compensation Committee, with the assistance of Meridian, further modified certain elements of the program for 2024 as described in our Current Report on Form 8-K dated March 12, 2025 and filed with the SEC on March 18, 2025 (the “March 2025 8-K”).

In designing the 2024 executive compensation program, the Compensation Committee reviewed certain market data for each of the NEOs, including: (i) base salary, (ii) total target cash compensation (comprised of base salary and target cash incentive) and (iii) total target compensation (comprised of base salary, target cash incentive and long-term incentive awards). This market information is one element reviewed by the Compensation Committee. The Compensation Committee does not simply set compensation levels at a certain benchmark level or within a certain benchmark range.

According to market data reviewed by the Compensation Committee, the compensation for NEOs was within a reasonable range of the 25th percentile of total target direct compensation for comparable roles at companies in our peer group. The Compensation Committee previously established a peer group, with the assistance of its independent compensation consultant, Meridian, to help guide compensation decisions for our fiscal year ended December 31, 2024 ("FY2024"). This group consisted of companies with similar operational focus or in comparable industry segments (i.e., compared to Bel's Power, Connectivity, and Magnetic Solutions operating segments); comparable size, scope, and public float; and that compete with Bel for executive talent. Ultimately, the Compensation Committee applied judgment in arriving at the composition of the final group.

The peer group considered for pay comparisons and to establish 2024 pay levels is follows:

ACM Research, Inc	Ichor Holdings, Ltd.	RF Industries, Ltd.
Allient Inc. (formerly Allied Motion Technologies Inc.)	Kimball Electronics, Inc.	Richardson Electronics, Ltd.
Alpha and Omega Semiconductor Limited	NETGEAR, Inc.	Standex International Corporation
Arlo Technologies, Inc.	nLIGHT, Inc.	Thermon Group Holdings, Inc.
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CTS Corporation	Photronics, Inc.
FARO Technologies, Inc.	Powell Industries, Inc.

How We Make Compensation Decisions

In addition to structuring our compensation program to create a strong and direct link between pay and performance, we are committed to protect and further our shareholders’ interests. The Compensation Committee’s activities and decisions are guided by the recommendations and advice of management, whose views and recommendations the Committee takes into account in its deliberations, and the recommendations and advice of the Compensation Committee’s independent executive compensation consultant.

As part of its oversight function, our Board and our Compensation Committee, in particular, along with our management team, considers potential risks when reviewing and approving various compensation programs, including executive compensation. Based on this review, our Compensation Committee believes that our compensation programs, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

With respect to our Chief Executive Officer ("CEO"), the Compensation Committee reviews and discusses the Board’s evaluation of the CEO and makes preliminary determinations about the CEO’s base salary, total incentive compensation, and other awards as appropriate. The Compensation Committee then discusses the compensation recommendations with the full Board, and the Compensation Committee approves final compensation decisions after this discussion. The CEO is not present during voting or deliberations on his own compensation.

For other NEOs, the CEO considers performance and makes individual recommendations to the Compensation Committee on base salary, annual incentive, long-term incentive compensation, and other awards as appropriate. The Compensation Committee reviews, discusses, and modifies, as appropriate, these compensation recommendations. All components of our executive compensation program must be approved by our Compensation Committee in its sole discretion.

The Compensation Committee is authorized by its charter to employ independent compensation consultants and other advisors. In 2024, the Compensation Committee engaged Meridian to serve as its independent consultant with respect to executive compensation. The Compensation Committee uses Meridian’s advice and insight to inform the eventual decision-making process. Meridian does not provide any other services to the Company.

2024 Compensation Elements

The key components of our 2024 executive compensation program are described below.  Please also refer to the Summary Compensation Table on page 39 under 2024 Fiscal Year Compensation Tables.

Base Salary

Base salary is a fixed element of compensation that recognizes individual experience and expertise. The Compensation Committee reviewed base salaries during 2023 and established 2024 rates based on a competitive market assessment to ensure our program is market competitive. In addition to market data, base salary is reflective of the individual’s level of experience, expertise, and scope of responsibility.

The table below shows the base salaries in effect for each of our NEOs during 2024:

Named Executive Officer	2024 Base Salary	% Increase from 2023
Daniel Bernstein	$600,000	--
Farouq Tuweiq	$375,000	--
Peter Bittner III	$300,000	--
Stephen Dawson(1)	$227,375	22.1%
Kenneth Lai	$225,000	--

1.

Mr. Dawson’s base salary was $204,750 from January 1, 2024 through June 30, 2024. Effective July 1, 2024, in connection with Mr. Dawson’s promotion to the position of President of Bel Power Solutions & Protection, his base salary was increased to $250,000. In March 2025, the Compensation Committee of the Board approved a further increase to Mr. Dawson’s base salary to $315,000, effective as of January 1, 2025.

In connection with Mr. Tuweiq’s elevation to President and CEO effective immediately following the Annual Meeting, his base salary will increase to $600,000 per annum. See “President and Chief Executive Officer Transition in 2025” on page 36 for additional information concerning the terms of Mr. Tuweiq’s employment as President and CEO.

Incentive Compensation - Total Incentive Approach

The Compensation Committee is responsible for approving performance goals and related payout levels, setting each NEO’s target award opportunity and approving payouts under our Incentive Compensation Program, each as described in more detail below. For 2024, the Compensation Committee assigned each NEO a target total incentive award opportunity (expressed as a percentage of base salary) based on competitive market data and the NEO’s position, responsibilities and role. Our Total Incentive approach focuses primarily on financial performance. The amount of our CEO and other NEOs’ incentive compensation awards are determined based on financial performance, with an individual modifier applied as appropriate. The awards are delivered through cash and equity awards. We refer to these performance incentives as our “Incentive Compensation Program”.

Incentive awards are determined as follows:

Target Total Incentive Award Opportunity	x	Payout Percentage (including Discretionary Adjustment)	=	Total Incentive Award Payout

Each NEO’s Target Total Incentive Award Opportunity for 2024 was a percentage of base salary, as follows:

Named Executive Officer	2024 Target Total Incentive Award Opportunity (% of Base Salary)	2024 Target Total Incentive Award Opportunity ($)
Daniel Bernstein	150%	$900,000
Farouq Tuweiq	125%	$468,750
Peter Bittner III	125%	$375,000
Stephen Dawson	125%	$312,500
Kenneth Lai	100%	$225,000

Each NEO’s Payout Percentage is determined by the Compensation Committee based on achievement of the following performance measures relative to Bel’s 2024 operating plan and budget (or in the case of Messrs. Bittner and Dawson, such performance measures relative to the 2024 operating plan and budget of Bel Connectivity Solutions and Bel Power Solutions, respectively), and subject to adjustment for individual performance. The Compensation Committee was responsible for establishing the specific quantitative and qualitative company/business unit and personal performance targets and objectives within the general performance criteria described below.

Company / Business Unit Performance	Individual Performance

Performance was assessed using a matrix-based target derived by combining:

■  Adjusted net revenue(1) growth – measures annual top line growth, adjusted to exclude the effects of special items; and

■  Adjusted EBITDA(2) growth – measures ability to maximize profitability and drive shareholder value.

These two performance measures were selected as they closely align compensation with performance measures that can be directly affected by management’s performance.

Modifies Company / Business Unit Performance result based on Individual Performance

Performance was assessed based on individual, role specific performance goals where the Named Executive Officer is most able to influence the outcome, taking into account:

■         Strategic initiatives

■         Client outcomes

■         Leadership & talent

1.

Adjusted net revenue is a non-GAAP financial measure. For purposes of the Incentive Compensation Program for 2024, we calculated adjusted net revenue by adjusting net sales for the Company or the particular business unit as set forth on or derived from our audited financial statements, to exclude the effects of expedite fee revenue and royalty income.

2.

Adjusted EBITDA is a non-GAAP financial measure. For purposes of the Incentive Compensation Program for 2024, we calculated Adjusted EBITDA by adjusting net earnings for the Company or the particular business unit, as set forth on or derived from our audited financial statements, for interest expense, income tax expense and depreciation and amortization, in the manner set forth in our Q1-Q3 earnings releases for FY2024 (prior to the modified presentation of Non-GAAP financial measures we adopted in Q4-2024 as presented in our Q4 and full-year 2024 earnings release), with further adjustments to exclude the effects of expedite fee revenue and royalty income.

The Compensation Committee established the following matrix by which to assess adjusted net revenue and Adjusted EBITDA performance relative to baselines set forth in the applicable 2024 company/business unit operating plan and budget. Each NEO had the potential to earn between 0% and 200% of the target total incentive opportunity based on achieved performance against pre-set performance goals, with 25% of target earned for threshold performance and 100% of target earned for target performance.

Based on this matrix, the Compensation Committee determined each NEO’s Payout Percentage to be:

Named Executive Officer	Calculated Payout %
Daniel Bernstein	0%
Farouq Tuweiq	0%
Peter Bittner III	87.5%
Stephen Dawson	0%
Kenneth Lai	0%

Payout Modifications

As part of its annual compensation review, the Compensation Committee concluded that the matrix-based adjusted net revenue and adjusted EBITDA targets established for 2024 did not adequately capture the Company’s strong performance or the significant contributions of the executive management team during FY2024. While the matrix included ambitious threshold performance levels, actual results—though falling short of these metrics—reflected one of the most successful years in Bel’s history. Notable achievements included:

●	FY2024 ranking as the second-most-profitable year in Bel’s history;

●	Record-high gross margin performance;

●	Strong stock price appreciation and increased market capitalization;

●	Completion of the largest acquisition (Enercon) in Bel's 75-year history, significantly advancing the Bel’s strategic growth; and

●	Executing on our succession management plan and leadership transitions

Despite these results, executive management team members whose incentives were tied to overall Company performance would not have received any payout under the formulaic structure. By contrast, certain NEOs with metrics based on individual business unit performance did meet their applicable targets and earned bonuses.

The Compensation Committee additionally considered that the compensation framework for 2024 was recently adopted, with the Incentive Compensation Program framework first implemented for the 2023 fiscal year. The Compensation Committee recognized that with any new plan, some further adjustment and refinement of the plan is often appropriate in order to optimize the plan and ensure that the intended incentives of the plan adequately align with the plan’s goals. In light of the accomplishments of the management team for 2024 and the flaws 2024 brought to light in the 2024 Incentive Compensation Program, the Compensation Committee deemed it equitable to adjust the metrics for 2024 and, going forward, to modify the program to allow for a more holistic view of the Company’s performance to ensure that management is properly rewarded commensurately with the quality of the performance delivered and the results achieved by the Company.

In adjusting the metrics for 2024, and changing the Incentive Compensation Program for fiscal 2025 (as further described in the March 2025 8-K), the Compensation Committee considered, with the assistance and collaboration of Meridian not only the deficiencies in the Incentive Compensation Program that became apparent for 2024 but also the following factors, among other considerations: (i) that, as described in the Company’s 2024 Proxy Statement, according to market data reviewed by the Compensation Committee, under the Incentive Compensation Program framework initially adopted in 2023, our NEOs are compensated within a reasonable range of the 25th percentile of total target direct compensation for comparable roles at companies within our peer group, and the Compensation Committee desired to ensure that the combination of conservative fixed salary and robust bonus opportunity in exchange for performance which aligns with shareholder interest, would be maintained; (ii) that the targets for 2024, based on adjusted net revenue growth and adjusted EBITDA growth, both measured in dollars, were duplicative in certain respects, in that where one target was missed, achievement of the other would be difficult (effectively holding the team to a single metric), and thus frustrating the intent of allowing the participant to earn a partial bonus for performance contributed; and (iii) that the 2024 Incentive Program did not take into account indicators significant to assessing performance among many in the Company’s investor base, such as EBITDA Margin, stock performance and market cap.

In light of the disconnect between the formulaic outcomes and the Company’s actual performance in FY2024 and taking into account the foregoing, the Compensation Committee determined that for NEOs aside from Peter Bittner (who achieved matrix results), a 30% reduction would be applied to the target award opportunities to take into account that the matrix results were not achieved for FY2024 and that individual performance considerations should drive the FY2024 final payout.

After consideration of the foregoing and the individual performance factors noted below, the Compensation Committee approved the following adjusted final payout percentages for Messrs. Tuweiq, Dawson and Lai:

Named Executive Officer	Final Payout % on Modified Target Opportunity	Individual Performance Considerations
Farouq Tuweiq	100.0%

Mr. Tuweiq’s contributions during the year included driving Bel’s margin expansion during 2024, his investor relations efforts which aided in Bel achieving its highest stock price in the Company’s history and his significant work in completing the Enercon acquisition during 2024.

Stephen Dawson	60.0%	Mr. Dawson’s contributions during the year included oversight of the Enercon acquisition, including his post-acquisition integration work.
Kenneth Lai	60.0%	Mr. Lai’s contributions during the year included involvement in the successful restructuring of several of Bel’s product lines and manufacturing sites in China.

In accordance with the Transition Agreement described below under “President and Chief Executive Officer Transition in 2025”, Mr. Bernstein’s performance incentive award for 2024 was $1.5 million, payable 50% in cash and 50% in equity in accordance with past practice.

Impact of Individual Performance on 2024 Total Incentive Payout

Accordingly, based on the above, our Board, in accordance with the foregoing recommendations of our Compensation Committee, approved the following total incentive award payouts for 2024 to the following NEOs:

					Form of 2024 Total Incentive Award Payout(1)
Named Executive Officer	2024 Target Total Incentive Award Opportunity ($)	Modified 2024 Target Award Opportunity (After 30% Reduction If Applicable) ($)	Final Payout Percentage	Total Incentive Award	Cash(2) (of total)	Deferred Equity(3) (of total)
Farouq Tuweiq	$468,750	328,125	100.0%	$328,125	$196,875	$131,250
Peter Bittner III	$375,000	-	87.5%	$328,125	$196,875	$131,250
Stephen Dawson(4)	$312,500	218,750	60.0%	$131,250	$78,750	$52,500
Kenneth Lai	$225,000	157,500	60.0%	$94,500	$70,875	$23,625

1.	Total Incentive Award Payouts for 2024 were paid or provided to each NEO partly in cash and partly in the form of time-based restricted stock.
2.	The cash portion of the 2024 Total Incentive Award earned for 2024 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39.
3.

The amounts listed above were granted on March 15, 2025 in the form of time-based restricted stock with a three-year service-based condition, subject to certain exceptions for voluntary retirements. The dollar value of the deferred equity portion of the Total Incentive Award was converted to shares based on the Bel Fuse Inc. Class B stock price of $82.95, which represents the average closing price of Bel Fuse Inc. Class B stock for the period of February 11, 2025 – February 25, 2025 (5 business days before and 5 business days after the Company’s earnings release date of February 18, 2025). The restricted shares of Class B Common Stock granted on March 15, 2025 are subject to a 3-year vesting schedule, whereby the restricted shares will vest in equal one-third installments on each of the first, second and third anniversaries of the grant date.

4.

Target Total Incentive Award Opportunity and Total Incentive Award Payout for Mr. Dawson were prorated for 2024 based upon his base salary in effect throughout the year. See "2024 Compensation Elements" above for details.

In connection with conducting its review of the Incentive Compensation Program for 2024 and rendering the determinations described above, the Compensation Committee recommended, and the Board adopted, certain changes to the Program for future years, beginning with the 2025 performance year. The changes to the Incentive Compensation Program will include the following:

●

The applicable measures for assessing performance will be considered, reviewed and selected by the Compensation Committee on an annual basis. For each participant, the Compensation Committee will assign on an annual basis (i) either Company-based measures or business-unit based measures, and (ii) the respective weightings that each performance measure will be assigned on the matrix for the respective participant. For 2025, the applicable performance measures consist of measures related to (i) target net revenue (measured in dollars), and (ii) target non-GAAP Adjusted EBITDA Margin (measured as a percentage of net sales). For purposes of the program, non-GAAP Adjusted EBITDA Margin will be calculated using the methodology for deriving Adjusted EBITDA as set forth in the Company’s fiscal year 2024 earnings release, applied to the Company or to the particular business unit as applicable for the particular program participant. The Compensation Committee will specify the methodology for calculating the measures for purposes of the program in a manner it deems equitable that is intended to achieve the purposes of the program and promote alignment of interests.

●

For fiscal year 2025 and future years, payouts under the Incentive Compensation Program are expected to be rendered partly in cash and partly in the form of restricted stock awards, with the Compensation Committee to determine the respective payout allocation for each participant. The Board and the Compensation Committee reserve the right to change the mix and medium of such payouts.

●

In addition to the annual bonus previously described, as an incremental longer-term compensation element, the Compensation Committee expects for fiscal 2025 and future years to grant annual performance stock units ("PSUs") under the Incentive Compensation Program. The PSUs are intended to incorporate a medium-term goal into the overall compensation program. Vesting of the PSUs would occur on the terms and conditions as set forth by the Compensation Committee, with the current expectation that PSUs awarded would generally vest after a 3-year period and would be contingent upon achievement of a pre-determined total stock return target, or as otherwise determined by the Compensation Committee. The Compensation Committee will set the terms and conditions of each PSU award that is granted in connection with the Incentive Compensation Program.

Long-Term Stock Incentive Compensation

Our 2020 Equity Compensation Plan is designed to help attract and retain individuals with superior experience and skillsets for positions of substantial responsibility within our Company and to provide these persons with an additional incentive to contribute to the success of our Company, all of which we expect will result in increased shareholder value. Our 2020 Equity Compensation Plan (and previously, our 2011 Equity Compensation Program) permits us to issue various types of non-cash awards based on our Class B Common Stock: restricted and unrestricted stock grants, restricted stock units, stock options (which may be incentive and/or non-qualified options) and stock appreciation rights. Restricted stock grants are awards of actual shares of our common stock, without any initial cost to the associate, but subject to a vesting restriction. The shares cannot be sold or transferred until the restriction ends and the shares become “vested.” Shares not vested are forfeited back to us if the conditions for ending the restrictions are not met.

For 2024, we awarded our NEOs restricted stock awards under the 2020 Equity Compensation Plan to satisfy the deferred equity portion of the 2024 Total Incentive Awards for 2024 described above. In 2024, Mr. Dawson was also granted 10,000 shares of Class B Common Stock in connection with the terms outlined in his offer letter.

Equity Grant Timing Considerations. Historically, our practice has been to consider stock-based awards at the quarterly director meetings, as opposed to granting options and stock awards throughout the year. Beginning in 2025 and consistent with our annual compensation cycle, the Board has adopted a practice going forward of generally making annual grants on or around March 15th, other than grants for new hires, promotions or pursuant to the terms of an employment contract. By making our grant determinations at specific times each year, we avoid even an appearance of coordinating grants with release dates of material information not previously disclosed to the public. To date, awards have consisted primarily of restricted stock awards (“RSAs”). Under our Incentive Compensation Program for fiscal year 2025 and future years, payouts are expected to be rendered partly in cash and partly in the form of RSAs, and as an incremental longer-term compensation element, our Compensation Committee expects for fiscal year 2025 and future years to grant annual PSUs under the Incentive Compensation Program. See “Long-Term Stock Incentive Compensation” above. Our non-employee directors receive a portion of their director fees in RSAs each year, which pursuant to the practice described above are to be issued on the same annual timing in March as awards for employees. See “Director Compensation” below. The timing of any equity-based awards in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. No stock options were issued to any Named Executive Officer in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Please refer to the tables on pages 40-41 for a summary of Grants of Plan-Based Awards During 2024, Outstanding Equity Awards at December 31, 2024 and Stock Awards Vested During 2024.

Retirement Benefits

Supplemental Executive Retirement Plan

We have designed our Supplemental Executive Retirement Plan, or “SERP”, to provide a limited number of our key management and other key associates with supplemental retirement and death benefits. Each of our NEOs, aside from Mr. Tuweiq and Mr. Dawson, is a participant in the SERP. Participants in the SERP are selected by our Compensation Committee based upon recommendations from our Chief Executive Officer. We believe that this benefit incentivizes key associates to remain with us on a career-long basis and engenders loyalty to our Company.

Benefits available under the SERP vary depending upon when and how a participant terminates employment with us. If a participant retires on his normal retirement date (65 years old, 20 years of service, and five years of participation in the SERP), his or her normal retirement benefit under the SERP would be annual payments equal to 40% of his or her average base compensation -- using compensation from the highest five consecutive calendar years of SERP participation -- payable in monthly installments for the remainder of his or her life. If a participant retires early (55 years old, 20 years of service, and five years of participation in the SERP), his or her early retirement benefit would be an amount (i) calculated as if his or her early retirement date were in fact such participant’s normal retirement date, (ii) multiplied by a fraction, the numerator being the actual years of service the participant has with us and the denominator being the years of service the participant would have had if he or she had retired at his or her normal retirement date, and (iii) actuarially reduced to reflect the early retirement date. If a participant dies prior to receiving 120 monthly payments under the SERP, his or her beneficiary is entitled to continue receiving benefits for the shorter of (i) the time necessary to complete 120 monthly payments or (ii) 60 months. If a participant dies while employed by us, his or her beneficiary will receive, as a survivor benefit, an annual amount equal to (i) 100% of the participant’s annual base salary at the date of death for one year, and (ii) 50% of the participant’s annual base salary at the date of death for each of the following four years, each payable in monthly installments. Our SERP also provides for disability benefits, and a forfeiture of benefits if a participant terminates employment for reasons other than those contemplated under the SERP.

In the event of a “change in control” (as defined in the SERP), each participant who is employed by us at the time of the change in control will be entitled to a normal retirement benefit commencing immediately following termination of employment (or in the case of certain participants who are “specified employees” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (discussed below), six months after termination of employment).  The normal retirement benefit payable under these circumstances will be the actuarial equivalent of the benefit that would commence upon the date that the participant would have attained his or her normal retirement date if he or she had not terminated employment.  Further, each participant’s average base compensation will be deemed to be equal to his or her annual base compensation in effect prior to the change in control.  If we have established a trust to accumulate assets from which to pay SERP benefits, then we will fully fund the trust in connection with a change in control in order to ensure that there will be sufficient assets set aside to pay all SERP benefits.  A “change in control” for purposes of the SERP includes a merger or consolidation with another corporation whereby our shareholders do not own a majority of the surviving or successor entity, an acquisition of 50% or more of our voting securities by one person or a group of persons acting together, a sale of all or substantially all of our assets to any person, our dissolution or liquidation or if the members of our incumbent Board of Directors (or their successors, if approved by them) cease for any reason to constitute at least two-thirds of the members of our Board.

The Pension Benefits Table on page 42 shows the estimated present value of the accumulated benefit as of December 31, 2024 and certain other information for NEOs participating in the SERP, as calculated based on the assumptions described therein.

Deferred Compensation Plan

The Company also maintains a Nonqualified Deferred Compensation Plan (the “DCP”) in which Mr. Tuweiq and Mr. Dawson are participants.

Under the DCP, annual credits to a participant’s DCP account may be made either in fixed amounts or a percentage of the participant’s base salary. In accordance with Mr. Tuweiq’s employment agreement dated as of May 6, 2022, Mr. Tuweiq’s DCP account was credited with $25,000 for 2024.  Under Mr. Tuweiq’s new employment agreement dated as of February 3, 2025 (see “President and Chief Executive Officer Transition in 2025” below), Mr. Tuweiq will continue to participate in the DCP on terms no less favorable than any other senior executive of the Company. For 2024 and subsequent years, Mr. Dawson’s DCP account will be credited with a target amount of 10% of base salary per year.

DCP accounts, as adjusted for earnings and losses, generally vest in full at age 65 (age 55 in the case of Mr. Tuweiq) or upon termination due to disability, death or a change in control (as defined in the DCP).  In the event of termination due to any other reason before age 65 (age 55 in the case of Mr. Tuweiq), the DCP account is forfeited.  The DCP account, if vested, is payable in a single lump sum upon the earlier of separation from service or a change in control.

The Nonqualified Deferred Compensation Table on page 43 shows amounts credited to the accounts of Messrs. Tuweiq and Dawson under the DCP for 2024 and their DCP balances as of December 31, 2024.

Other Non-Performance Benefit Plans

Our NEOs are eligible to participate, as are all our associates who meet applicable service requirements, in the following types of non-performance benefit plans. Our associates, including our NEOs, are entitled to participate in either our domestic 401(k) plan or our Far East Retirement Plan.

●

Pursuant to our domestic 401(k) plan, we make matching contributions of pre-tax elective deferral contributions made by associates. During 2022, 2023 and 2024, the Company matched 100% of the first 1% of compensation contributed by participants and 50% of the next 5% of compensation contributed by participants. Compensation of participants in excess of statutory limits for tax-qualified plans ($345,000 in 2024) is disregarded for purposes of determining contributions by participants and matching contributions. Matching contributions during 2022, 2023 and 2024 were made in cash and invested in shares of our Class A Common Stock, though participants who have three or more years of service are able to divest their Class A Common Stock and reinvest in other investment alternatives offered under the plan. For years prior to 2012, our matching contributions under the domestic 401(k) plan were made in shares of our Class B Common Stock.

●	The Far East Retirement Plan is a defined contribution mandatory provident fund arrangement established pursuant to Hong Kong law. Subject to certain minimum and maximum levels under Hong Kong law, five percent of a participant’s salary must be contributed to the Far East Retirement Plan. We match amounts contributed to the Far East Retirement Plan. Mr. Lai is the only Named Officer who participates in the Far East Retirement Plan. Our match in 2024 equated to 10% of Mr. Lai’s annual cash earnings and was funded in cash.

●

We maintain medical and dental health insurance plans for our associates on a non-discriminatory basis. Except for union associates covered by union programs, associates in the U.S. contribute approximately 20% of the premiums related to our medical and dental insurance plans. We also provide life insurance for all U.S. associates.

We believe that the insurance plans we offer are important components of our comprehensive benefit package and induce associates to remain with us. We believe that our domestic 401(k) plan induces our associates to save for future retirement needs, and we encourage this by matching individual plan contributions, as described above, by participating associates.

President and Chief Executive Officer Transition in 2025

As reported in our Current Report filed on Form 8-K with the SEC on February 3, 2025, Mr. Bernstein notified our Board of his intention to step down from his positions as President and CEO of the Company, effective immediately following the Annual Meeting. Also on February 3, 2025, the Board appointed Mr. Tuweiq as the successor President and CEO of the Company, effective immediately following the Annual Meeting.

CEO Employment Agreement

In connection with Mr. Tuweiq’s appointment as President and CEO, Mr. Tuweiq and the Company have entered into an Amended and Restated Employment Agreement (the “CEO Employment Agreement”), dated February 3, 2025 (the “Agreement Date”), which outlines the terms of Mr. Tuweiq’s employment as President and CEO of Bel, effective immediately following the Annual Meeting. The CEO Employment Agreement provides for an initial term of three (3) years which will automatically renew for successive one-year terms unless terminated in accordance with its terms or either party provides notice of non-renewal at least one hundred and twenty (120) calendar days before the expiration of the then-current term.

Under the CEO Employment Agreement, Mr. Tuweiq will receive an annual base salary of $600,000, subject to review no less frequently than annually by the Compensation Committee for potential increase (but not decrease) if the Compensation Committee, in its discretion, deems appropriate. Mr. Tuweiq is also eligible (i) for target annual variable compensation of $1,600,000 (which is subject to upward adjustment from time to time in the discretion of the Compensation Committee), which can range from 0% to 200% of the target depending on the level of achievement of applicable goals established by the Compensation Committee (which may be based on a combination of individual and Company related performance objectives), with any annual variable compensation determined to have been earned to be paid half in cash and half in time-based restricted stock units (“RSUs”) and/or restricted shares, provided that the Compensation Committee has the discretion to change such allocation; (ii) for an annual Long-Term Performance Award of $1,200,000, payable in cash and/or equity (including RSUs and/or restricted shares with vesting conditions), provided that the Compensation Committee shall have discretion to increase or decrease the Long-Term Performance Award grant amount for any year based on its evaluation of Mr. Tuweiq’s performance and/or such other factors as the Compensation Committee deems appropriate; and (iii) to continue to participate in the DCP. Mr. Tuweiq will receive an annual transportation allowance of $15,000 and reimbursement for up to $10,000 in legal fees related to the negotiation of the CEO Employment Agreement. In recognition of Mr. Tuweiq’s promotion as CEO, upon the Agreement Date, he was also awarded 19,167 restricted shares of Class B Common Stock under the 2020 Equity Compensation Plan (the “Promotion Award”), 1/3rd of which will vest on the one-year anniversary of the start date of Mr. Tuweiq’s tenure as President and CEO and the balance of which will vest in monthly installments of 1/24th per month thereafter.

In the event of termination, Mr. Tuweiq is entitled to various severance benefits depending on the circumstances. If terminated by the Company without Cause (as defined in the CEO Employment Agreement), including if terminated upon expiration of the employment term due to the Company’s issuance of a non-renewal notice, or if he resigns for Good Reason (as defined in the CEO Employment Agreement), in each case prior to a change in control, Mr. Tuweiq will be entitled to receive amounts accrued under the CEO Employment Agreement and, subject to Mr. Tuweiq’s execution and non-revocation of a release of claims in a form acceptable to the Company (a “Release”), and compliance with the terms of the CEO Employment Agreement, he will receive (i) severance pay equal to two (2) times the sum of his base salary and cash portion of his target annual variable compensation, (ii) a lump sum cash payment equal to his pro-rata target variable compensation for the calendar year of termination, (iii) continued vesting of all outstanding equity awards, including the Promotion Award and the equity portion of his annual variable compensation, (iv) the full vesting of all restricted shares awarded under those certain Restricted Stock Award Agreements dated May 15, 2021 and November 15, 2022, respectively (the “2021 and 2022 RSA Awards”), (v) full vesting of Mr. Tuweiq’s interest in the DCP, payable in accordance with the terms of the DCP, and (vi) continued health coverage at active employee rates for up to twenty-four (24) months. If such a termination occurs on or within twenty-four (24) months following a Change in Control Event (as defined in the Company Equity Plan), Mr. Tuweiq will be entitled to receive amounts accrued under the CEO Employment Agreement, and subject to Mr. Tuweiq’s execution of a Release and compliance with the terms of the CEO Employment Agreement, he will receive (i) three (3) times the sum of his base salary and cash portion of his target annual variable compensation, (ii) a lump sum cash payment equal to his pro-rata target variable compensation for the calendar year of termination, (iii) full vesting of all outstanding equity awards granted to Mr. Tuweiq, including the equity portion of his annual variable compensation, the Promotion Award and the 2021 and 2022 RSA Awards, (iv) full vesting of his interest in the DCP payable in accordance with its terms, (v) continued health coverage at active employee rates for up to thirty-six (36) months, and (vi) up to $25,000 worth of outplacement services through an outplacement firm of Mr. Tuweiq’s choosing.

The CEO Employment Agreement also includes provisions for confidentiality, non-competition, non-solicitation, and non-disparagement, as well as intellectual property assignment and clawback provisions.

Bernstein Transition Agreement

To ensure a smooth transition of the CEO position, on February 3, 2025, the Company and Mr. Bernstein entered into a letter agreement (the “Transition Agreement”) which sets forth the terms and conditions of (i) Mr. Bernstein’s remaining term of employment as CEO (the “Employment Period”) which will continue until immediately following the Annual Meeting (the “Effective Date”), and (ii) transition services to be provided by Mr. Bernstein during the one-year period following the Effective Date (the “Transition Period”). Among other things, the Transition Agreement provides that in addition to his duties as CEO, during the Employment Period and through the Transition Period, Mr. Bernstein will assist the Company in transitioning his CEO duties to Mr. Tuweiq to ensure a smooth and effective transition of Mr. Bernstein’s duties and responsibilities to Mr. Tuweiq, mentoring Mr. Tuweiq, serving as a liaison between the Board and Mr. Tuweiq, and providing such other services as may be reasonably requested by Mr. Tuweiq or the Board in connection with the transition (collectively, the “Transition Services”). Mr. Bernstein will cease to be an employee and officer of the Company upon the Effective Date.

With respect to the Employment Period through the Effective Date, the Transition Agreement provides that Mr. Bernstein will continue to receive compensation and be provided perquisites and employee benefits commensurate with that which is in effect as of the date of the Transition Agreement. The Transition Agreement further provides that Mr. Bernstein’s performance incentive award for 2024 was $1.5 million, payable 50% in cash and 50% in equity in accordance with past practice, and that for 2025, his target performance incentive award will be $900,000 (that is, 150% of his current annual base salary), with the actual amount of such performance incentive award, as determined by the Compensation Committee, to be based on the Company’s performance during the entire 2025 year and prorated based on his period of employment from January 1, 2025 through June 30, 2025, with the percentage achievement of his 2025 target performance incentive identical to that of the then current CEO’s 2025 target performance incentive, up to Mr. Bernstein’s maximum percentage of 150%, payable 50% in cash and 50% in shares of Class B Common Stock in accordance with the time and manner that performance incentive awards are paid to other senior executive officers, but no later than March 15, 2026. All outstanding stock awards granted to Mr. Bernstein will continue to vest during the Employment Period and during his service as a member of the Board; provided that all such awards granted with respect to his employment with the Company that are outstanding as of the expiration of the Transition Period, including awards for 2024 and 2025, shall, to the extent not then vested, vest upon the two-year anniversary of the Effective Date. The Company will reimburse Mr. Bernstein for up to $10,000 of legal fees in connection with the review and negotiation of the Transition Agreement.

In consideration for Mr. Bernstein’s continued services during the Employment Period and the Transition Services, and the other terms and conditions of the Transition Agreement, provided that Mr. Bernstein executes and does not revoke a Release and complies with the terms of the Transition Agreement, commencing on the Effective Date and continuing during the Transition Period, the Company will pay Mr. Bernstein, as transition pay, $510,000, which amount will be paid ratably in accordance with the Company’s regular payroll practices; and provide him with continued health coverage at active employee rates for up to twenty-four (24) months.

The Transition Agreement also binds Mr. Bernstein to confidentiality, non-competition, non-solicitation, and non-disparagement obligations and the Company’s Compensation Recovery Policy.

For additional information about the Board Services Agreement pursuant to which Mr. Bernstein will serve as Non-Executive Chairman of the Board, effective on the date of the Annual Meeting, please see the discussion appearing below under “Board of Directors – Director Compensation – Changes to the Board in 2025”.

Offer Letters

The Company does not have employment agreements with any other NEOs, but has entered into offer letters with Steve Dawson and Kenneth Lai dated, respectively, November 27, 2023 and July 27, 2022.  The offer letters do not provide for severance or other termination-related pay or benefits.

Severance Benefits

The Company has a written severance pay plan that applies to all of our full-time, non-union U.S. associates. Under the plan, a covered associate is generally eligible for severance benefits if his or her employment is involuntarily terminated without cause. Severance pay is payable in a lump sum and is based on an eligible associate’s years of service, including in certain cases years of service with an entity acquired by the Company. Severance is subject to the individual’s execution of a release agreement. Severance is equal to two weeks of base pay for each year of service, with a minimum of four weeks’ and a maximum of 52 weeks’ severance. An eligible employee is also eligible for Company-paid health coverage for one month. Each of our NEOs  would be eligible for Bel’s standard severance policy as noted herein, with the exception of Mr. Tuweiq who is eligible for the severance benefits outlined in his Employment Agreement and Mr. Lai who is not covered by the severance policy .

The table on page 43 titled “Potential Payments Upon Termination of Employment” shows the estimated cash severance and other benefits payable to our NEOs in connection with (A) an involuntary termination of employment both in connection with a change in control of Bel (as defined in the applicable arrangements or agreements) and not in connection with a change in control of Bel, or (B) a termination due to retirement.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee.

Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation”, such as stock options and other equity awards, that satisfies certain criteria, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017.

The Compensation Committee intends to consider the potential impact of Section 162(m) on compensation decisions but reserves the right to approve compensation for an executive officer that exceeds the deduction limit of Section 162(m) in order to provide competitive compensation packages.

Compensation Committee Report

The information contained in the following report of Bel’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that Bel specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (pages 28 through 38, which, pursuant to SEC rules, does not include the Pay Ratio and Pay versus Performance discussions) included in this proxy statement.

Based on its review and discussions with management, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and included in this proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee as of the rendering of this report:

Submitted by the Compensation Committee*

Mark B. Segall, Chair

Jacqueline Brito

Peter Gilbert

--------------------------------

* Mr. Valletta has been appointed to the Compensation Committee effective April 22, 2025.

FISCAL YEAR 2024 COMPENSATION TABLES

Summary of Cash and Certain Other Compensation

The following table sets forth, for the years ended December 31, 2024, 2023 and 2022 a summary of the compensation earned by our CEO, our Chief Financial Officer and our three other most highly compensated executive officers serving at December 31, 2024.  In this proxy statement, we refer to these five individuals as the “Named Executive Officers” or the “NEOs”.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value (4) ($)	All Other Compensation (5) ($)	Total ($)
Daniel Bernstein, President and Chief Executive Officer	2024 2023 2022	600,000 600,000 400,000	- 216,881 400,000	611,895 - -	750,000 675,000 -	20,487 179,510 -	29,807 37,595 25,075	2,012,189 1,708,986 825,075
Farouq Tuweiq, Chief Financial Officer and Treasurer	2024 2023 2022	375,000 375,000 270,000	- 168,917 311,538	331,410 - 737,400	196,875 548,438 -	- - -	59,080 65,176 45,239	962,365 1,157,531 1,364,177
Peter Bittner III, President of Bel Connectivity Solutions	2024 2023 2022	300,000 300,000 275,000	- 149,106 275,000	135,970 - -	196,875 225,000 -	- 84,561 -	18,137 27,496 20,986	650,982 786,163 570,986
Stephen Dawson, President of Bel Power Solutions	2024	227,375	-	576,939	78,750	-	37,874	920,938
Kenneth Lai, Vice President of Asia Operations	2024	225,000	-	76,500	70,875	-	361,443	733,818

1.

We accrued the bonuses set forth in the table above for 2024, 2023 and 2022 in our consolidated statements of operations for the years ended December 31, 2024, 2023 and 2022, respectively, but such bonuses were not paid until the following year. The bonus amount noted for 2023 reflects one quarter of “run out” bonus under the Company’s former bonus program for the NEOs, prior to the 2024 Incentive Compensation Program taking effect.

2.

In accordance with SEC rules, no amounts are shown in this column for equity awards granted in 2025 under our 2024 Incentive Compensation Program even though performance for such awards related to 2024. The grant date fair value for grants of restricted stock is based on the closing price of Class B Common Stock on the date of grant, disregarding potential forfeitures based on service requirements in accordance with FASB ASC Topic 718. See “Grants of Plan-Based Awards During 2024” below.

3.

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the cash amounts earned by each NEO under the Company’s 2024 Incentive Compensation Program. See “2024 Compensation Elements – Total Incentive Approach” above for a description of how 2024 awards under the Company’s 2024 Incentive Compensation Program were determined.

4.

The amounts in this column represent the year over year change in the actuarial present value of the NEO's benefit under the Supplemental Executive Retirement Plan described on page 34, based on assumptions used for financial statement reporting purposes. The Nonqualified Deferred Compensation Plan (“DCP”) described on page 35 does not provide for above-market or preferential returns on DCP accounts. Thus, no amount is included in this column with respect to the DCP.

5.	“All other compensation” for 2024 consists of the following:

Name	Transportation Allowance ($)	Employer Contributions to 401(k) Plan to Match Pre-tax Elective Contributions (included under “Salary”) ($)	Dividends paid with respect to Restricted Shares Referenced in the Beneficial Ownership Table above ($)	Other(1) ($)	Total Other Compensation ($)
Daniel Bernstein	10,200	3,125	4,821	11,661	29,807
Farouq Tuweiq	8,400	6,163	8,596	35,921	59,080
Peter Bittner III	8,400	2,295	1,561	5,881	18,137
Stephen Dawson	-	8,102	3,850	25,922	37,874
Kenneth Lai	24,809	52,875	4,138	279,621	361,443

1.

For Mr. Tuweiq and Mr. Dawson, “Other” compensation includes $25,000 and $20,475, respectively, credited to their deferred compensation accounts under the Company’s Nonqualified Deferred Compensation Plan for 2024 (see "2024 Compensation Elements – Retirement Benefits” above). For Kenneth Lai, “Other” compensation includes $278,126 of a tax equalization benefit. Other benefits for our NEOs, none of which individually exceeded the greater of $25,000 or 10% of the total amount of personal benefits for the named executive, includes items such as medical plan opt-out compensation, unused sick time payout and gift card compensation related to service awards and other Company programs.

GRANTS OF PLAN-BASED AWARDS DURING 2024

Name (a)	Grant Date (b)	Number of Shares or Units of Stock (#) (i)	Grant Date Fair Value of Stock Awards (1) ($) (l)
Daniel Bernstein	3/15/2024	10,958	611,895
Farouq Tuweiq	3/15/2024	5,935	331,410
Peter Bittner III	3/15/2024	2,435	135,970
Stephen Dawson	3/15/2024	10,332	576,939
Kenneth Lai	3/15/2024	1,370	76,500

1.

In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the date of grant by the applicable number of shares of Class B Common Stock underlying the NEO’s stock award in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024

The following table sets forth, for each of our NEOs, information regarding stock awards outstanding at December 31, 2024. Each of the stock awards referred to in the table below was granted pursuant to our 2020 Equity Compensation Plan. The vesting dates applicable to each stock award are set forth in footnotes that follow the table. None of our NEOs had any stock options outstanding as of December 31, 2024.

Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
Daniel Bernstein	16,958	1,398,526
Farouq Tuweiq	25,935	2,138,859
Peter Bittner III	4,935	406,989
Stephen Dawson	14,832	1,223,195
Kenneth Lai	11,870	978,919

In the table above, we are disclosing:

■ in column (b), the number of shares of our Class B Common Stock covered by stock awards granted under our 2020 Equity Compensation Plan that were not vested or earned as of December 31, 2024; and

■        in column (c), the aggregate market value as of December 31, 2024 of the stock awards referenced in column (b).  In calculating market values in the table above, we have multiplied the closing market price of our Class B Common Stock on the last trading day in 2024 of $82.47 by the applicable number of shares of Class B Common Stock underlying the NEO’s unvested stock awards.

In the table above, the vesting dates for the NEO's stock awards are as follows:

■        As of December 31, 2024, Mr. Bernstein had 16,958 restricted shares of Class B Common Stock, vesting as follows: 3,652 shares vest as of March 15, 2025; 3,000 shares vest as of November 15, 2025; 3,652 shares vest as of March 15, 2026; 3,000 shares vest as of November 15, 2026; and 3,654 shares vest as of March 15, 2027.

■       As of December 31, 2024, Mr. Tuweiq had 25,935 restricted shares of Class B Common Stock vesting as follows:  1,978 shares vest as of March 15, 2025; 2,500 shares vest as of May 15, 2025; 5,000 shares vest as of November 15, 2025; 1,978 shares vest as of March 15, 2026; 2,500 shares vest as of May 15, 2026; 5,000 shares vest as of November 15, 2026; 1,979 shares vest as of March 15, 2027; and 5,000 shares vest as of November 15, 2027.

■         As of December 31, 2024, Mr. Bittner had 4,935 restricted shares of Class B Common Stock vesting as follows: 812 shares vest as of March 15, 2025; 2,500 shares vest as of November 15, 2025; 812 shares vest as of March 15, 2026; and 811 shares vest as of March 15, 2027.

■        As of December 31, 2024, Mr. Dawson had 14,832 restricted shares of Class B Common Stock, vesting as follows: 3,444 shares vest as of March 15, 2025; 1,500 shares vest as of November 15, 2025; 3,444 shares vest as of March 15, 2026; 1,500 shares vest as of November 15, 2026; 3,444 shares vest as of March 15, 2027; and 1,500 shares vest as of November 15, 2027.

■         As of December 31, 2024, Mr. Lai had 11,870 restricted shares of Class B Common Stock, vesting as follows: 456 shares vest as of March 15, 2025; 1,500 shares vest as of May 15, 2025; 2,500 shares vest as of November 15, 2025; 456 shares vest as of March 15, 2026; 1,500 shares vest as of May 15, 2026; 2,500 shares vest as of November 15, 2026; 458 shares vest as of March 15, 2027; and 2,500 shares vest as of November 15, 2027.

STOCK AWARDS VESTED DURING 2024

The following table sets forth, for each of the NEOs, information regarding stock awards that vested during 2024.  The “value realized on vesting” represents the number of shares of Class B Common Stock set forth in column (d) multiplied by the market price of our Class B Common Stock on the date on which the NEO’s stock award vested.

Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Daniel Bernstein	3,000	223,680
Farouq Tuweiq	7,500	538,775
Peter Bittner III	2,500	165,975
Stephen Dawson	1,500	111,840
Kenneth Lai	4,000	285,985

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to shares of Class A and Class B Common Stock that may be issued under our 2020 Equity Compensation Plan. There are no further shares available for issuance under the Company’s 2011 Equity Compensation Program.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders: 2020 Equity Compensation Plan	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 473,764
Equity Compensation Plans Not Approved by Security Holders	-	-	-
TOTAL	Class A: 0 Class B: 0	Class A: $ 0 Class B: $ 0	Class A: 0 Class B: 473,764

PENSION BENEFITS TABLE

The table below shows the present value of the accumulated benefit as of December 31, 2024 and certain other information for NEOs participating in our Supplemental Executive Retirement Plan (“SERP”), as calculated based on the assumptions described.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Daniel Bernstein	Supplemental Executive Retirement Plan	46	2,059,346	0
Peter Bittner III	Supplemental Executive Retirement Plan	28	601,728	0
Kenneth Lai	Supplemental Executive Retirement Plan	20	305,616	0

In the table above:

●

we have determined the years of credited service based on the same measurement date that we used in preparing our audited financial statements for the year ended December 31, 2024; we refer to that date as the “Plan Measurement Date”;

●

when we use the phrase “present value of accumulated benefit”, we are referring to the actuarial present value of the NEO’s accumulated benefits under the SERP, calculated as of the Plan Measurement Date; and

●	column (e) refers to the dollar amount of any payments and benefits actually paid or otherwise provided to the NEO during 2024 under the SERP. See above for a description of the SERP.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The table below shows amounts credited to the NEO’s account under our Nonqualified Deferred Compensation Plan ( “DCP”) for 2024 and their DCP balances as of December 31, 2024.

	Company Credits in 2024	Aggregate Earnings for 2024	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2024
Farouq Tuweiq	$25,000	$8,893	-0-	$105,413
Steve Dawson	$20,475	$6,744	-0-	$171,104

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following table shows the estimated cash severance and other benefits payable to our NEOs in connection with (A) an involuntary termination of employment (i.e., a termination without cause or, in Mr. Tuweiq’s case, resignation for good reason) both in connection with a change in control of Bel (as defined in the applicable arrangements or agreements) (a “CIC Termination”) and not in connection with a change in control of Bel (a “Non-CIC Termination”), or (B) a termination due to retirement. Generally, on any termination, the applicable NEO will also receive accrued and unpaid salary and other benefits until the date of termination. In addition, the table below assumes that our NEOs comply with all applicable restrictive covenants and, to the extent required, execute a release in favor of Bel.

The table quantifies certain compensation that would have been payable under existing compensation plans arrangements had a NEO’s employment terminated on December 31, 2024. However, in light of the new employment agreement entered into with Mr. Tuweiq in connection with the CEO transition discussed above under “President and Chief Executive Officer Transition in 2025”, the table summarizes the compensation that Mr. Tuweiq would receive based on his CEO Employment Agreement.

A number of factors could affect the amount of certain of the benefits included in the table, including the Company’s stock price at the time.  Accordingly, the actual amounts payable upon any of the events below could be different than those shown.

Potential Payments Upon Termination of Employment

(a)	(b)	(c)	(d)	(e)
Name	Type of Benefit	Involuntary Termination not in Connection with a Change in Control ($)	Involuntary Termination Immediately Following a Change in Control ($)	Retirement ($)
Daniel Bernstein	SERP(1) Cash Severance(2) Total	2,059,346 600,000 2,659,346	2,574,183 600,000 3,174,183	2,059,346 -0- 2,059,346
Farouq Tuweiq	Cash Severance(3) Target Annual Bonus(4) Deferred Compensation(5) Equity Acceleration(6) Continued Benefits(7) Outplacement Total	2,800,000 1,600,000 105,413 3,300,644 75,693 -0- 7,881,750	4,200,000 1,600,000 105,413 3,300,644 113,539 25,000(8) 9,344,596(9)	-0- -0- -0- -0- -0- -0- -0-
Peter Bittner III	SERP(10) Cash Severance(11) Total	-0- 300,000 300,000	1,409,120 300,000 1,709,120	-0- -0- -0-
Steve Dawson	Cash Severance(12) Deferred Compensation Total	157,500 -0- 157,500	157,500 171,104 328,604	-0- -0- -0-
Kenneth Lai(13)	SERP Total	-0- -0-	1,039,977 1,039,977	-0- -0-

(1)       SERP benefits are payable as a monthly benefit.  Had Mr. Bernstein retired on December 31, 2024, he would have been eligible for a monthly benefit under the SERP in the amount of $16,000, payable for life.  If payable due to a termination on or following a change in control Bel (as defined in the SERP), the benefit would be $20,000 per month for life.  Although not payable in a lump sum, for purposes of this table, the amounts shown under columns (c), (d) and (e) represent the present value of the monthly benefit based on actuarial assumptions used for our financial reporting purposes.

(2)       Amount shown is based on the maximum severance of 52 weeks under Bel’s severance pay plan.

(3)       Pursuant to Mr. Tuweiq’s CEO Employment Agreement, he is entitled to severance, payable in installments, equal to two times his CEO base salary ($600,000) plus the cash portion of his CEO target annual bonus ($800,000) in the event of an involuntary termination without cause or resignation for good reason (as such terms are defined in his CEO Employment Agreement) prior to a change in control (a “Non-CIC Termination”), and three times such amounts if such a termination occurs on or after a change in control (a “CIC Termination”).

(4)       Pursuant to Mr. Tuweiq’s CEO Employment Agreement, he is entitled to payment of his target annual bonus ($1,600,000), prorated based on the period of the year in which he was employed by Bel.  For purposes of this illustration, it is assumed that he terminated on the last day of Bel’s fiscal year and would be entitled to the full target annual bonus without proration.

(5)       Pursuant to Mr. Tuweiq’s CEO Employment Agreement, his entire DCP balance is deemed vested and payable in a lump sum in accordance with the DCP.

(6)       Pursuant to Mr. Tuweiq’s CEO Employment Agreement, all outstanding equity awards issued to him continue to vest in accordance with their terms in the event of Non-CIC Termination and become fully vested in the event of CIC Termination. However, all restricted shares of Bel’s Class B Common Stock awarded to him pursuant to those certain restricted stock award agreements dated May 15, 2021 and November 15, 2022, respectively, will, to the extent not previously vested, thereupon also be fully vested in the event of a Non-CIC Termination. The dollar figures shown above represents the value of all outstanding restricted shares of Class B Common Stock granted to Mr. Tuweiq as of April 1, 2025, including 19,167 restricted shares of Class B Common Stock granted to him in respect of his Promotion Award under the CEO Employment Agreement, based on the closing price of our Class B shares as of February 3, 2025.

(7)       Pursuant to Mr. Tuweiq’s CEO Employment Agreement, he is entitled to continued health coverage under Bel’s group health plan for up to 24 months following a Non-CIC Termination and up to 36 months in the event of a CIC Termination, provided that he elects “COBRA” coverage and pays the mount that is charged active employees for health coverage.  The amount shown is an estimate of the cost of family coverage under Bel’s Silver medical plan for such period based on Bel’s current “COBRA” costs in excess of the cost for health coverage charged to active employees.

(8)       Pursuant to Mr. Tuweiq’s CEO Employment Agreement, he is entitled to outplacement services valued at up to $25,000 in the event of a CIC Termination.

(9)       Mr. Tuweiq’s CEO Employment Agreement provides that the aggregate payments and benefits payable to him as a result of an involuntarily termination occurring on or after a change in control will be reduced to the extent necessary to prevent the payments and benefits from being subject to an excise tax under Section 4999 of the Code unless, after payment of all taxes and penalties, his after-tax benefit will exceed his after-tax benefit capped at the maximum amount that would avoid a penalty under Section 4999 of the Code.

(10)     As of December 31, 2024, Mr. Bittner had not attained early retirement eligibility under the SERP.  As a result, he was not entitled to any SERP benefit in the event of termination or retirement.  However, as of December 31, 2024, he would be entitled to a monthly benefit for life under the SERP of $8,186 in the event of his termination on or following a change in control of Bel (as defined in the SERP). Although not payable in a lump sum, for purposes of this table, the amounts shown under column (d) represent the present value of the monthly benefit based on actuarial assumptions used for our financial reporting purposes.

(11)     Amount shown is based on the maximum severance of 52 weeks under Bel’s severance pay plan.

(12)     Amount shown is based on 26 weeks’ severance under Bel’s severance pay plan.

(13)     As of December 31, 2024, Mr. Lai had not attained early retirement eligibility under the SERP.  As a result, he was not entitled to any SERP benefit in the event of termination or retirement. However, as of December 31, 2024, he would be entitled to a monthly benefit for life under the SERP of $5,867 in the event of his termination on or following a change in control of Bel (as defined in the SERP). Although not payable in a lump sum, for purposes of this table, the amounts shown under column (d) represent the present value of the monthly benefit based on actuarial assumptions used for our financial reporting purposes.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay.

The use of the term “compensation actually paid” (CAP) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table (SCT) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, for our CEO and the average compensation actually paid to our non-CEO NEOs, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year. For 2024, these amounts were determined using the adjustments as described in the footnotes to the following table.

					Value of Initial Fixed $100 Investment Based On:			Company Selected Measure
Year(1)	SCT Total Compensation for CEO ($)	Compensation Actually Paid to CEO(5) ($)	Average SCT Total Compensation to Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Cumulative TSR(2)	Peer Group Cumulative TSR(2)	Net Income (thousands) ($)	Revenue (thousands) ($)
2024	$2,012,189	$2,403,369	$817,026	$1,130,212	$574.48	$128.84	$49,192	$534,792
2023	$1,708,986	$1,909,317	$1,015,217	$1,416,031	$463.18	$76.87	$73,831	$639,813
2022	$825,075	$1,098,573	$784,722	$873,491	$226.84	$43.20	$52,689	$654,233
2021	$873,612	$892,574	$556,990	$566,911	$87.67	$88.24	$24,821	$543,494

1.

The other NEOs (besides our CEO, Mr. Bernstein) were Messrs. Tuweiq and Bittner (all years), Messrs. Dawson and Lai (2024 only), Mr. Ackerman (2023, 2022 and 2021 only), Ms. Kozlovsky (2023 only), Mr. Cheung (2022 and 2021 only) and Mr. Brosious (2021 only).

2.	CAP reflects the “Total” compensation reported in the SCT for the applicable year, adjusted as set forth in the tables below for our CEO and for our non-CEO NEOs, respectively.
3.

Total shareholder returns ("TSRs") are based on an initial $100 investment, measured on a cumulative basis over 1, 2, 3, & 4 year performance periods. Bel Fuse's TSR reflects class B shares only. The Peer Group comprises of Nasdaq-listed stocks (SIC 3670-3679 US + Foreign) in Electronic Components & Accessories. We use this Peer Group in the stock performance graph included in our Annual Report on Form 10-K.

4.	“Net income” is equivalent to “Net earnings” as reported in the Company’s financial statements.
5.	The following table describes the adjustments, each of which is required by Item 402(v), to calculate the CAP Amounts shown in the table above:

	2024
	CEO	Average of Non-CEO NEOs
Summary Compensation Table	$2,012,189	$817,026
Less: The amount shown as Stock Awards in the SCT	(611,895)	(280,205)
Plus: Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	906,007	414,888
Plus (Minus) Year-Over-Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years	94,200	147,188
Plus: Fair Value of Equity Awards Granted and Vested in the Year	-	-
Plus (Minus): Year-Over-Year Change in Fair Market Value of Awards Granted in Prior Years that Vested in the Year	23,355	16,670
Minus: Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year	-	-
Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included	-	-
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	(20,487)	-
Plus: Aggregate Service Cost and Prior Service Costs for Pension Plans	-	14,645
Compensation Actually Paid (as calculated)	$2,403,369	$1,130,212

Financial Performance Measures

We did not use any GAAP-derived financial performance measures outside of Net Income in 2021 to link CAP to Named Executive Officers during such fiscal year to our performance. The following table lists the two financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance in 2022, 2023, and 2024:

Revenue
Adjusted EBITDA*

*Adjusted EBITDA is a non-GAAP financial measure. For additional information regarding derivation, utilization and application of this measure in connection with our Incentive Compensation Program for 2024, please see the Compensation Discussion & Analysis section above.

Compensation Actually Paid and Revenue

Revenue is a component of the Compensation Committee’s assessment of financial performance, driving annual and long-term pay outcomes going forward. As a result, CAP for our CEO and Other NEOs is influenced by Revenue, as demonstrated by the following graph:

Compensation Actually Paid and Total Shareholder Return

Relative TSR is not a metric in our compensation plan. As a result, CAP for our CEO and Other NEOs is not directly influenced by TSR. The relationship between CAP and TSR is demonstrated by the following graph, as required by SEC rules:

Compensation Actually Paid and Net Income

Net income is not a metric in our compensation plan. As a result, CAP for our CEO and Other non-CEO NEOs is not directly influenced by net income. The relationship between CAP and net income is demonstrated by the following graph, as required:

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Daniel Bernstein, our President and Chief Executive Officer (who is currently our principal executive officer for purposes of applicable SEC rules including this pay ratio disclosure). The pay ratio included in this information is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K. For the year ended December 31, 2024, our last completed fiscal year:

●

The median of the annual total compensation of all employees of our Company, other than our President and Chief Executive Officer, was reasonably estimated to be $7,080. The median employee was identified is a Production Operator located in Mexico.

●	The annual total compensation of our President and Chief Executive Officer for 2024, calculated in accordance with the Summary Compensation Table rules, was $2,012,189.
●

Based on this information, the ratio of the annual total compensation of Mr. Bernstein, our President and Chief Executive Officer to the median of the annual total compensation of all other employees is estimated to be 284 to 1.

Excluding our President and Chief Executive Officer, we identified the median employee by examining the base salary for all individuals we employed on December 31, 2024, the last day of our payroll year. We included all of our employees globally, whether full-time, part-time, or seasonal, including any interns, fixed term, or apprentice employees. We annualized the total actual base salary for any permanent employee that works full-time but was hired after January 1, 2024. For any employee that we paid in currency other than U.S. Dollars, we then applied the applicable foreign currency exchange rate as of December 31, 2024, to convert such employee’s total compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2024 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we divided Mr. Bernstein’s annual total compensation by the median employee’s annual total compensation.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of (and during fiscal year 2024 consisted of) Mr. Segall, as chair, Ms. Brito and Mr. Gilbert. In addition, in March 2025, our Board appointed Mr. Valletta to our Compensation Committee effective April 22, 2025. No member of our Compensation Committee is or has been an officer or employee of Bel. None of our executive officers currently serves, or during fiscal 2024 served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation Committee or our Board.

BOARD OF DIRECTORS

Director Compensation

The following table sets forth certain information regarding the compensation we paid to our directors, other than Daniel Bernstein, during 2024. Except as otherwise expressly provided below, all amounts represent fees in respect of board or committee service.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) I	All Other Compensation ($) (g)	Total ($) (j)
Peter Gilbert	60,000	24,680	250	84,930
John F. Tweedy(1)	30,000	24,680	6,250	60,930
Mark B. Segall	80,500	24,680	530	105,710
Eric Nowling	67,000	19,203	1,205	87,408
Vincent Vellucci	58,000	24,680	530	83,210
Thomas E. Dooley	48,000	24,680	530	73,210
Jacqueline Brito	65,500	15,425	909	81,834
Rita V. Smith	62,000	24,680	530	87,210
David Valletta	20,000	-	10,000	30,000

1.	As previously disclosed, Mr. Tweedy retired from the Board on May 14, 2024 upon the expiration of his term at the 2024 Annual Meeting of Shareholders.

With respect to compensation of our non-employee directors:

■         When we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2024, including annual retainer fees, committee fees and meeting fees. In 2024, our non-employee directors received fees based on the following schedule:

Annual Retainer, paid quarterly	$40,000

Board Meetings	Included in retainer

Committee Meetings:
Audit Committee – Member	$3,000 per quarter
Audit Committee – Chair	$3,750 per quarter
Nominating & ESG Committee – Member	$2,500 per quarter
Nominating & ESG Committee – Chair	$1,875 per quarter
Compensation Committee – Member	$2,000 per quarter
Compensation Committee – Chair	$1,875 per quarter
Executive Committee	$2,000 per quarter

■         When we refer to amounts under “Stock Awards”, we are referring to the aggregate grant date fair value in accordance with FASB ASC Topic 718.  During 2024, Mr. Gilbert, Mr. Tweedy, Mr. Segall, Mr. Vellucci, Mr. Dooley and Dr. Smith were each granted 392 shares of Class B Common Stock on January 15, 2024, Mr. Nowling was granted 305 shares of Class B Common Stock on January 15, 2024 and Ms. Brito was granted 245 shares of Class B Common Stock on January 15, 2024. These shares vest as noted below.

■         At December 31, 2024, our directors as of such date (other than Daniel Bernstein) owned the following number of restricted shares of Class B Common Stock, which vest as described below:

o         Mr. Gilbert and Mr. Tweedy each owned a total of 392 shares, of which 130 shares vest on January 15, 2025 and 131 shares vest on each January 15, 2026 and January 15, 2027.

o         Mr. Segall, Mr. Vellucci, Mr. Dooley, and Dr. Smith each owned a total of 1,392 shares, of which 1,000 shares vest on May 15, 2025, 130 shares vest on January 15, 2025 and 131 shares vest on each January 15, 2026 and January 15, 2027.

o         Mr. Nowling owned a total of 3,305 shares, of which 1,000 shares vest on each November 15th each year from 2025 – 2027, 101 shares vest on January 15, 2025 and 102 shares vest on each January 15, 2026 and January 15, 2027.

o         Ms. Brito owned 2,245 shares, of which 1,000 shares vest on each November 15, 2025 and November 15, 2026, 81 shares vest on January 15, 2025 and 82 shares vest on each January 15, 2026 and January 15, 2027

■         For Mr. Segall, “Fees Earned for Paid in Cash” noted in the table above includes a payment for $15,000 representing board committee fees for Mr. Segall’s service on a special acquisition committee of the Board that had been established in connection with the Company’s acquisition of Enercon. Mr. Segall was a member of such committee, the responsibilities of which included reviewing, evaluating and granting certain approvals with respect to the Enercon transaction, with Mr. Segall additionally undertaking related travel to Israel.

■ “All other compensation” consists of the following:

o         In connection with secretarial services provided at the quarterly Board meetings, Mr. Tweedy was paid $6,000.

o         Dividends on their respective shares of restricted stock as follows: for each of Mr. Segall, Mr. Vellucci, Mr. Dooley and Dr. Smith, dividends in the amount of $530; for each of Mr. Gilbert and Mr. Tweedy, dividends in the amount of $250; for Mr. Nowling, dividends in the amount of $1,205; and for Ms. Brito, dividends in the amount of $909.

o         In connection with consulting services provided in advance of his directorship on Bel’s Board, Mr. Valletta was paid $10,000.

In 2024, directors who were executive officers of the Company did not receive directors’ fees.  In 2024, directors of the Company’s foreign subsidiaries did not receive a retainer or meeting fees.

Changes to the Board in 2025

Following Mr. Bernstein stepping down as CEO and President, he will continue to serve on the Board and has been nominated by the Board for reelection as a director for an additional three-year term at the Annual Meeting in accordance with the Company's Amended and Restated By-Laws (the “By-Laws”). Subject to Mr. Bernstein’s reelection at the Annual Meeting, the Board has approved his appointment as Non-Executive Chairman of the Board, effective on the date of the Annual Meeting, pursuant to the terms of the Board Services Agreement as defined and described below.

On February 3, 2025, the Board appointed Mr. Tuweiq as the successor President and CEO of the Company, effective immediately following the Annual Meeting. As contemplated by the Amended and Restated Employment Agreement entered into between the Company and Mr. Tuweiq as further described above, on February 3, 2025 and in accordance with the By-Laws, the Board additionally approved the expansion of the Board to ten directors and the appointment of Mr. Tuweiq as a director on the Board in the class of directors whose terms expire at the Annual Meeting, with such expansion and appointment to be effective as of the date of the Annual Meeting. Mr. Tuweiq has been nominated by the Board for election as a director for a full three-year term at the Annual Meeting in accordance with the By-Laws.

Non-Executive Chairman Services Agreement

The terms of Mr. Bernstein’s appointment as Non-Executive Chairman of the Board are outlined in a letter agreement regarding Non-Executive Chairman services, dated as of February 3, 2025, between the Company and Mr. Bernstein (the “Board Services Agreement”). Pursuant to the Board Services Agreement, Mr. Bernstein’s appointment as Non-Executive Chairman of the Board is effective commencing on the date of the Annual Meeting and continues for a term ending on the earlier of (i) the date of the Company’s 2027 Annual Meeting of Shareholders, or (ii) the date Mr. Bernstein ceases to be a director of the Board (the “Term”). The Board may invite Mr. Bernstein to serve as Non-Executive Chairman for an additional period, in which case the Board Services Agreement will automatically renew for such further period of appointment. In the Non-Executive Chairman role, Mr. Bernstein will be responsible for attending and chairing Board and shareholder meetings, shaping and overseeing Board meeting agendas, ensuring alignment with key governance and strategic priorities, leading executive sessions of independent directors (provided that the Board and the independent directors reserve the right to have meetings attended solely by independent directors and in no event shall Mr. Bernstein be permitted to vote on a matter requiring a vote solely by independent directors, and his participation in executive sessions shall be further limited to the extent necessary to ensure compliance with applicable law, regulations and listing standards), taking reasonable measures to enable the Board to address key governance and strategic issues, facilitating effective communication among Board members and between executive and non-executive directors, and carrying out such other duties commensurate with the position as may be reasonably requested by the Board or are customary for the position.

For his service as a non-executive member of the Board, during the first year of the Term, Mr. Bernstein will be paid an annual cash retainer fee of $40,000, and thereafter he will receive the then prevailing Board retainer fee. The annual cash retainer fee will be paid quarterly in the manner applicable to such retainers payable to other members of the Board. During the Term, Mr. Bernstein will receive an annual Chair premium of $50,000 payable in the same manner as Board retainer fees. In addition, Mr. Bernstein will receive an annual equity retainer in shares of Class B Common Stock equal to the greater of (i) 1,000 shares of Class B Common Stock, or (ii) a number of shares of Class B Common Stock having a fair market value equal to the then-prevailing Board annual equity retainer fee (currently $70,000), issued on or as soon as administratively practicable following the Effective Date and each annual anniversary thereof. Each annual equity retainer shall be subject to such vesting conditions as are applicable to equity retainers of non-executive members of the Board generally. Board retainer fees shall be prorated for partial years of service on the Board. Additionally, the Company shall reimburse Mr. Bernstein for all reasonable and properly documented expenses incurred in performing the duties of his office. Mr. Bernstein is subject to standard confidentiality obligations under the Board Services Agreement. The Board Services Agreement obligates the Company to maintain reasonable directors’ and officers’ liability insurance for Board members, and provides that Mr. Bernstein will be fully entitled to the benefits of indemnification and exculpation to the fullest extent permitted by law and the By-Laws.

Proposal 2

RATIFICATION OF THE DESIGNATION OF GRANT THORNTON LLP

TO AUDIT BEL’S BOOKS AND ACCOUNTS FOR 2025

The Audit Committee has selected Grant Thornton LLP to audit Bel’s books and accounts for the year ending December 31, 2025 and will offer a resolution at the meeting for shareholders to ratify the designation. Although shareholder ratification is not required, the designation of Grant Thornton LLP is being submitted for ratification at the Annual Meeting because it is perceived to be a matter of good corporate governance practice to submit this issue for ratification by shareholders. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of Bel’s independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” Proposal 2.

Proposal 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Board of Directors has approved the compensation of our NEOs as described in this proxy statement. In accordance with applicable federal securities laws, we are asking shareholders to vote, on an advisory basis, on the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures. The Board has decided, consistent with the vote of our shareholders at the 2023 Annual Meeting of Shareholders, to hold this non-binding advisory vote, commonly known as a “Say-on-Pay” vote, on an annual basis. This vote gives you the opportunity to express your views on our executive compensation.  Because your vote is advisory, it will not be binding upon the Compensation Committee. However, the Compensation Committee will review and consider the results of this vote when making future executive compensation decisions.

Our compensation program is designed to, among other things, motivate our executive officers to enhance long-term shareholder value and to attract and retain the highest quality executive and key employee talent available. We believe our executive compensation is aligned with increasing the value of our common stock and promoting our key strategies, values and long term financial and operational objectives.  See the discussion captioned “Compensation Discussion and Analysis”, the compensation tables and the related narrative disclosures, above.

The Board of Directors believes that the compensation of our executive officers is appropriate and recommends a vote “FOR” the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s 2025 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative discussion, is hereby APPROVED.”

MISCELLANEOUS ITEMS

Relationship With Independent Public Accountants

Grant Thornton LLP, independent certified public accountants, has been selected by the Audit Committee to audit and report on Bel’s financial statements for the year ending December 31, 2025. Grant Thornton LLP has served as the Company’s independent auditor since 2021.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. The representatives are expected to be available to respond to appropriate questions from shareholders.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Grant Thornton LLP, are approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Information regarding the aggregate fees for the respective services billed or expected to be billed by Grant Thornton LLP for audit services provided for, and other services provided in, the years ended December 31, 2024 and 2023, is set forth below:

Audit Fees.  Audit fees billed or expected to be billed to the Company by Grant Thornton LLP for the audit of the financial statements and audits of the effectiveness of our internal control over financial reporting included in the Company’s Annual Reports on Form 10-K, reviews of the financial statements, included in the Company’s Quarterly Reports on Form 10-Q and certain of the Company's international statutory audits, for the years ended December 31, 2024 and 2023 totaled $2,364,054 and $1,991,666, respectively.

Audit-Related Fees.  For the years ended December 31, 2024 and 2023, the Company was not billed by Grant Thornton LLP for any audit-related services (defined as services which are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above).

Tax Fees.  For the years ended December 31, 2024 and 2023, the Company was billed $8,190 and $13,789 by Grant Thornton LLP, respectively, for tax services. The tax fees incurred for the years ended December 31, 2024 and 2023 related to tax compliance work for one of the Company’s subsidiaries in Mexico.

All Other Fees.  For the years ended December 31, 2024 and 2023, the Company was billed $9,680 and $24,217 by Grant Thornton LLP, respectively, for services not covered in the three immediately preceding paragraphs. The other fees incurred during the years ended December 31, 2024 and 2023 related to services in connection with a customs trade review.

Other Matters.  The Audit Committee of the Board of Directors has considered whether the provision of Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved.  The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Other Matters

At the time that the Notice was mailed to shareholders, management was not aware that any matter would be presented for action at the Annual Meeting other than the election of directors, the ratification of the designation of Grant Thornton LLP to audit Bel’s books and accounts for 2025, and the approval, on an advisory basis, of our executive compensation. If other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the persons voting them.

2026 Annual Meeting; Shareholder Proposals and Nominations

Any shareholder proposals submitted, in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Bel Fuse Inc.’s proxy statement and form of proxy for our 2026 Annual Meeting of Shareholders, must be received by the Secretary at the principal office of the Company no later than December 12, 2025 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy.

Our By-Laws state that a shareholder must provide timely written notice of any nominations of persons for election to our Board of Directors or any other proposal to be brought before the meeting together with supporting documentation. For our 2026 Annual Meeting of Shareholders, a shareholder’s notice shall be timely received by Bel Fuse’s Secretary at our principal executive office if received no later than February 26, 2026 and no earlier than January 27, 2026; provided, however, that in the event the 2026 Annual Meeting of Shareholders is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding annual meeting of shareholders (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a shareholder’s notice shall be timely if received by Bel Fuse’s Secretary at our principal executive office not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Bel Fuse. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. The Company’s Nominating and ESG Committee charter further describes the procedures for nominations to be submitted by shareholders and other third-parties. (See “Board of Directors – Nominating and ESG Committee Matters.”).

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at the 2026 Annual Meeting of Shareholders, you must also provide the notice and additional information required by Rule 14a-19 to the Company at its principal executive office no later than March 30, 2026. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our By-Laws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our By-Laws as described in this section and it shall not extend any such deadline set forth under our By-Laws.

Householding of Annual Meeting Materials

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. The practice of householding does not apply to the Notice. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If a broker or other nominee holds your shares and (1) your household received a single set of proxy materials this year, but you would prefer to receive your own copy or you do not wish to participate in householding and would like to receive your own set of our proxy materials in future years or (2) you share an address with another shareholder and together both of you would like to receive only a single set of proxy materials, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Additionally, we will promptly deliver a separate copy of this Proxy Statement to any householded shareholder upon written or oral request to: Bel Fuse Inc., 300 Executive Drive, Suite 300, West Orange, New Jersey 07052, Attn.: Ms. Lynn Hutkin, or by phone at (201) 432-0463.

Annual Report

A copy of the Company’s Annual Report for the year ended December 31, 2024, including our audited financial statements, is being made available to our shareholders along with this proxy statement.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission, is available on our Company’s website at https://ir.belfuse.com/financial-information/sec-filings or, without cost to shareholders upon written request made to Ms. Lynn Hutkin, Vice President of Financial Reporting and Investor Relations, Bel Fuse Inc., 300 Executive Drive, Suite 300, West Orange, New Jersey 07052.  Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

By Order of the Board of Directors

Lynn Hutkin, Secretary

Dated: April 11, 2025

West Orange, New Jersey

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Shareholders to be held May 27, 2025

The 2025 Proxy Statement and the 2024 Annual Report to

Shareholders are available at:

https://www.cstproxy.com/belfuse/2025

PROXY

BEL FUSE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS,

MAY 27, 2025

The undersigned hereby appoints Farouq Tuweiq and Lynn Hutkin and each of them, attorneys and proxies, with power of substitution in each of them, to represent and vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 27, 2025 at 11:00 am Eastern Time, and at any adjournment(s) or postponements(s) thereof, all shares of Class A Common Stock which the undersigned is entitled to vote, for all matters as provided on the reverse side, and at their discretion, upon other matters that may properly come before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as indicated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF THIS CARD IS RETURNED SIGNED BUT WITHOUT DIRECTION MARKED FOR ONE OR MORE ITEMS, REGARDING THE UNMARKED ITEMS, YOU ARE GRANTING THE PROXIES DISCRETION TO VOTE "FOR" THE ELECTION OF ALL OF THE BOARD'S NOMINEES AND "FOR" PROPOSALS 2 AND 3.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

Vote by Internet - QUICK *** EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2025.

INTERNET VOTING - www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting -

If you plan to attend the virtual online annual meeting,

you will need your 12 digit control number to vote

electronically at the annual meeting.  To attend visit:

https://www.cstproxy.com/belfuse/2025

MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the QR code below. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL - Mark, sign and date your proxy card and and return it in the postage-paid envelope provided.

PROXY UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED "FOR ALL" THE BOARD'S NOMINEES AND "FOR" PROPOSALS 2 AND 3.					Please mark your votes like this	☒

1.  Election of the Board’s nominees for Director for the terms described in the Proxy Statement.

(The Board of Directors recommends a vote “FOR ALL” nominees.)

NOMINEES:

(1)  Daniel Bernstein

(2)  Peter Gilbert

(3)  Vincent Vellucci

(4)  Farouq Tuweiq

INSTRUCTION: To withhold authority to vote for any individual nominee(s) listed above, mark "For All Except" and write the nominee's name(s) in the space provided below.

_____________________________________________

FOR ALL ☐	WITHHOLD AUTHORITY FOR ALL ☐	FOR ALL EXCEPT ☐	2. With respect to the ratification of the designation of Grant Thornton LLP to audit Bel's books and accounts for 2025 (The Board of Directors recommends a vote "FOR".)	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.  With respect to the approval, on an advisory basis, of the executive compensation of Bel's named executive officers as described in the Proxy Statement (The Board of Directors recommends a for “FOR”.)

				FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  Upon all such other matters as may properly come before the meeting and/or any adjournment(s) or postponement(s) thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

CONTROL NUMBER

Signature ____________________________________ Signature, if held jointly ______________________________________				Date __________, 2025

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian, or other fiduciary, please provide full title. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.